Apollo Global Management, LLC Third Quarter 2017 Earnings Exhibit 99.2 November 1, 2017

▪ Net Income of $434.4 million ▪ Net Income Attributable to Apollo Global Management, LLC Class A Shareholders of $198.6 million ($1.00/ share) ▪ Economic Net Income (“ENI”) of $431.6 million ($1.07/share) ▪ Fee Related Earnings (“FRE”) of $162.2 million ($0.40/share) ▪ Distributable Earnings (“DE”) After Taxes and Related Payables of $173.5 million ($0.42/share) ▪ Declared 3Q'17 distribution of $0.39 per Class A share and equivalent (payout ratio of 93%) GAAP Results Assets Under Management Apollo 3Q'17 Financial Results Highlights Business Drivers ▪ Total Assets Under Management (“AUM”) of $241.6 billion ▪ Fee-Generating AUM (“FGAUM”) of $166.3 billion ▪ Carry-Eligible AUM (“CEAUM”) of $116.8 billion and Carry-Generating AUM (“CGAUM”) of $52.7 billion ▪ Dry Powder of $48.8 billion available for investment ▪ Inflows: $7.9 billion of capital inflows ($55.5 billion LTM(1)) ▪ Deployment: $3.3 billion invested ($12.8 billion LTM) ▪ Realizations: $1.7 billion of capital returned to investors ($7.8 billion LTM) ▪ Performance: Private Equity Fund Appreciation 7.3% (25.1% LTM) Credit Gross Return(2) 1.9% (8.2% LTM) Note: This presentation contains non-GAAP financial information and defined terms which are described on pages 32 to 36. The non-GAAP financial information contained herein is reconciled to GAAP financial information on pages 5, 18 and 23. (1) “LTM” refers to the last twelve months ended September 30, 2017. (2) Represents total Credit gross return, excluding assets managed by Athene Asset Management, L.P. (“AAM”) that are not directly invested in Apollo funds or sub-advised by Apollo. Total Credit net return was 1.6% for 3Q'17 and 7.1% for LTM. 1 Non-GAAP Measures & Distribution

GAAP Consolidated Statements of Operations (Unaudited)

APOLLO

- Net Income was $434.4 million for the quarter; Net Income Attributable to Apollo Global Management, LLC Class A Shareholders was $198.6 million for the quarter

($ in thousands, except share data)	3Q'16	2Q'17	3Q'17	YTD'16	YTD'17
Revenues:					
Management fees from related parties	$274,313	$281,305	$301,443	$775,171	$852,291
Advisory and transaction fees from related parties, net	29,801	23,629	16,209	102,699	54,905
Carried interest income from related parties	199,617	127,938	346,580	407,134	833,459
Total Revenues	503,731	432,872	664,232	1,285,004	1,740,655
Expenses:					
Compensation and benefits:					
Salary, bonus and benefits	92,591	105,545	108,853	290,013	316,011
Equity-based compensation	26,163	22,740	24,485	74,203	70,332
Profit sharing expense	90,152	58,059	137,296	179,767	339,679
Total Compensation and Benefits	208,906	186,344	270,634	543,983	726,022
Interest expense	12,832	13,195	13,303	30,505	39,497
General, administrative and other	58,566	59,729	68,149	187,285	189,918
Placement fees	1,953	5,258	5,397	5,781	12,560
Total Expenses	282,257	264,526	357,483	767,554	967,997
Other Income:					
Net gains (losses) from investment activities	17,746	(513)	68,932	50,287	102,936
Net gains from investment activities of consolidated variable interest entities	800	6,132	845	2,817	11,085
Income from equity method investments	23,213	16,836	47,488	64,356	102,877
Interest income	1,192	622	1,504	3,073	2,929
Other income (loss), net	(40)	742	25,387	485	44,776
Total Other Income	42,911	23,819	144,156	121,018	264,603
Income before income tax (provision) benefit	264,385	192,165	450,905	638,468	1,037,261
Income tax (provision) benefit	(29,667)	777	(16,542)	(62,508)	(54,926)
Net Income	234,718	192,942	434,363	575,960	982,335
Net income attributable to Non-Controlling Interests	(140,099)	(101,262)	(231,411)	(340,077)	(542,507)
Net Income Attributable to Apollo Global Management, LLC	94,619	91,680	202,952	235,883	439,828
Net income attributable to Preferred Shareholders	—	(4,772)	(4,383)	—	(9,155)
Net Income Attributable to Apollo Global Management, LLC Class A Shareholders	$94,619	$86,908	$198,569	$235,883	$430,673
Distributions Declared and Paid per Class A Share	$0.37	$0.49	$0.52	$0.90	$1.46
Net Income Per Class A Share:					
Net Income Available to Class A Share – Basic	$0.50	$0.44	$1.00	$1.24	$2.19
Net Income Available to Class A Share – Diluted	$0.50	$0.44	$1.00	$1.24	$2.19
Weighted Average Number of Class A Shares Outstanding – Basic	184,438,515	190,591,756	192,882,082	183,602,982	190,014,240
Weighted Average Number of Class A Shares Outstanding – Diluted	184,438,515	190,591,756	192,882,082	183,602,982	190,014,240

2

($ in thousands, except share data) As of September 30, 2017 As of December 31, 2016 Assets: Cash and cash equivalents $930,848 $806,329 Cash and cash equivalents held at consolidated funds 10,195 7,335 Restricted cash 4,165 4,680 U.S. Treasury securities, at fair value 198,900 — Investments 1,708,064 1,494,744 Assets of consolidated variable interest entities 1,278,499 1,001,811 Carried interest receivable 1,577,984 1,257,105 Due from related parties 287,352 254,853 Deferred tax assets 591,754 572,263 Other assets 164,588 118,860 Goodwill 88,852 88,852 Intangible assets, net 19,153 22,721 Total Assets $6,860,354 $5,629,553 Liabilities and Shareholders’ Equity Liabilities: Accounts payable and accrued expenses $79,062 $57,465 Accrued compensation and benefits 144,664 52,754 Deferred revenue 155,081 174,893 Due to related parties 643,401 638,126 Profit sharing payable 710,873 550,148 Debt 1,361,044 1,352,447 Liabilities of consolidated variable interest entities 1,058,035 854,579 Other liabilities 116,211 81,613 Total Liabilities 4,268,371 3,762,025 Shareholders’ Equity: Apollo Global Management, LLC shareholders’ equity: Preferred shares (11,000,000 and 0 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively) 264,398 — Class A shares, no par value, unlimited shares authorized, 193,540,853 and 185,460,294 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively — — Class B shares, no par value, unlimited shares authorized, 1 share issued and outstanding at September 30, 2017 and December 31, 2016 — — Additional paid in capital 1,627,767 1,830,025 Accumulated deficit (560,613) (986,186) Accumulated other comprehensive loss (2,061) (8,723) Total Apollo Global Management, LLC shareholders’ equity 1,329,491 835,116 Non-Controlling Interests in consolidated entities 149,736 90,063 Non-Controlling Interests in Apollo Operating Group 1,112,756 942,349 Total Shareholders’ Equity 2,591,983 1,867,528 Total Liabilities and Shareholders’ Equity $6,860,354 $5,629,553 GAAP Consolidated Statements of Financial Condition (Unaudited) ▪ Total assets were $6.9 billion as of September 30, 2017, an increase of $1.2 billion, or 22%, compared to December 31, 2016 3

Summary of Non-GAAP Measures

APOLLO

($ in thousands, except per share data)	3Q'16	2Q'17	3Q'17	YTD'16	YTD'17
Management Fees	$258,485	$266,908	$282,434	$731,051	$801,395
Advisory and Transaction Fees from Related Parties, net	30,251	23,629	16,209	103,149	54,905
Carried Interest Income from Related Parties	203,327	128,266	346,574	410,844	833,846
Total Segment Revenues	**492,063**	**418,803**	**645,217**	**1,245,044**	**1,690,146**
Salary, Bonus and Benefits	86,804	98,560	101,007	273,696	294,288
Equity-Based Compensation	16,154	17,566	17,058	48,596	51,369
Profit Sharing Expense	76,791	58,001	131,445	168,031	337,721
Other Expenses	53,006	58,933	66,325	170,375	181,094
Total Segment Expenses	**232,755**	**233,060**	**315,835**	**660,698**	**864,472**
Segment Other Income Net of Non-Controlling Interests	23,340	4,974	128,989	75,546	213,409
Economic Income[(1)]	**$282,648**	**$190,717**	**$458,371**	**$659,892**	**$1,039,083**
Taxes	(51,896)	(2,397)	(22,356)	(107,253)	(83,125)
Preferred Distributions	—	(4,772)	(4,383)	—	(9,155)
Economic Net Income	**$230,752**	**$183,548**	**$431,632**	**$552,639**	**$946,803**
Per Share	*$0.58*	*$0.46*	*$1.07*	*$1.38*	*$2.35*
Fee Related Earnings	**$146,483**	**$140,464**	**$162,189**	**$398,409**	**$437,128**
Per Share[(2)]	*$0.36*	*$0.34*	*$0.40*	*$0.98*	*$1.07*
Distributable Earnings	**$152,636**	**$257,706**	**$185,131**	**$421,706**	**$682,442**
Taxes and Related Payables	(4,105)	(6,724)	(7,272)	(9,346)	(20,344)
Preferred Distributions	—	(4,772)	(4,383)	—	(9,155)
Distributable Earnings After Taxes and Related Payables	**$148,531**	**$246,210**	**$173,476**	**$412,360**	**$652,943**
Per Share of Common & Equivalent[(2)]	*$0.36*	*$0.60*	*$0.42*	*$1.01*	*$1.59*
Net Distribution per Share of Common & Equivalent[(2)]	**$0.35**	**$0.52**	**$0.39**	**$0.97**	**$1.40**
Payout Ratio	*97%*	*87%*	*93%*	*96%*	*88%*

(1) 3Q'17 and YTD'17 includes $19.0 million in proceeds received in connection with the Company's early termination of a lease and YTD'17 includes $17.5 million in insurance proceeds received in connection with fees and expenses relating to a legal proceeding. The lease termination and insurance proceeds were recorded in Other income (loss).

(2) Per share calculations are based on end of period Distributable Earnings Shares Outstanding, which consist of total Class A shares outstanding, Apollo Operating Group Units and RSUs that participate in distributions (collectively referred to as "common & equivalents"). See page 25 for details regarding the shareholder distribution and page 26 for the share reconciliation.

4

Reconciliation of GAAP to Non-GAAP Measures

APOLLO

($ in thousands)	3Q'16	2Q'17	3Q'17	YTD'16	YTD'17
GAAP Net Income Attributable to Apollo Global Management, LLC Class A Shareholders	$94,619	$86,908	$198,569	$235,883	$430,673
Preferred distributions	—	4,772	4,383	—	9,155
Net income (loss) attributable to Non-Controlling Interests in consolidated entities	(222)	4,535	1,048	3,891	8,967
Net income attributable to Non-Controlling Interests in the Apollo Operating Group	140,321	96,727	230,363	336,186	533,540
GAAP Net Income	$234,718	$192,942	$434,363	$575,960	$982,335
Income tax provision (benefit)	29,667	(777)	16,542	62,508	54,926
GAAP Income Before Income Tax Provision (Benefit)	$264,385	$192,165	$450,905	$638,468	$1,037,261
Transaction related charges and equity-based compensation[1]	18,041	3,087	8,514	25,315	10,789
Net (income) loss attributable to Non-Controlling Interests in consolidated entities	222	(4,535)	(1,048)	(3,891)	(8,967)
Economic Income	$282,648	$190,717	$458,371	$659,892	$1,039,083
Income tax provision on Economic Income	(51,896)	(2,397)	(22,356)	(107,253)	(83,125)
Preferred distributions	—	(4,772)	(4,383)	—	(9,155)
Economic Net Income	$230,752	$183,548	$431,632	$552,639	$946,803
Preferred distributions	—	4,772	4,383	—	9,155
Income tax provision on Economic Income	51,896	2,397	22,356	107,253	83,125
Carried interest income from related parties[2]	(201,020)	(122,529)	(340,401)	(393,328)	(821,210)
Profit sharing expense	76,791	58,001	131,445	168,031	337,721
Equity-based compensation	16,154	17,566	17,058	48,596	51,369
Income from equity method investments	(22,919)	(17,219)	(48,014)	(63,766)	(104,447)
Net (gains) losses from investment activities	(17,362)	399	(68,529)	(49,361)	(102,620)
Net interest loss	11,528	12,067	11,509	27,305	35,564
Other	663	1,462	750	1,040	1,668
Fee Related Earnings	$146,483	$140,464	$162,189	$398,409	$437,128
Net realized carried interest income	13,220	113,971	19,129	31,828	230,112
Non-cash revenues	(842)	(842)	(842)	(2,527)	(2,527)
Realized income from equity method investments	3,767	13,658	10,339	15,007	42,433
Net interest loss	(11,528)	(12,067)	(11,509)	(27,305)	(35,564)
Depreciation and amortization	2,435	2,522	5,825	7,532	10,860
Other	(899)	—	—	(1,238)	—
Distributable Earnings	$152,636	$257,706	$185,131	$421,706	$682,442
Taxes and related payables	(4,105)	(6,724)	(7,272)	(9,346)	(20,344)
Preferred distributions	—	(4,772)	(4,383)	—	(9,155)
Distributable Earnings After Taxes and Related Payables	$148,531	$246,210	$173,476	$412,360	$652,943

(1) *Transaction-related charges include equity-based compensation charges, the amortization of intangible assets, contingent consideration and certain other charges associated with acquisitions. Equity-based compensation adjustment represents non-cash revenues and expenses related to equity awards granted by unconsolidated related parties to employees of Apollo.*

(2) *Excludes carried interest income from a publicly traded business development company we manage.*

5

Private Equity

APOLLO

Commentary

- Economic Income driven by significant carried interest and investment income derived from solid investment performance
- Private Equity fund appreciation during the quarter of 7.3%[1], primarily driven by appreciation in private portfolio company holdings of Fund VIII
- Deployed $1.1 billion and committed to invest an additional $1.1 billion during the quarter; total committed but not yet deployed capital[2] at quarter end was $3.2 billion (excluding co-investments) of which $2.1 billion related to energy asset build-ups expected to be deployed over time
- Inflows comprised of the final closing for Fund IX, with aggregate commitments totaling $24.7 billion, and co-investment activity
- Realization activity from portfolio company investments driven by two block share sales, as well as several dividends

Business Drivers

	3Q'17	YTD	LTM
Inflows	$581mm	$24.6bn	$25.4bn
Deployment	$1.1bn	$3.4bn	$4.8bn
Realizations	$384mm	$2.8bn	$3.4bn
Performance[1]	7.3%	18.1%	25.1%

Financial Results Summary

($ in thousands)	3Q'16	2Q'17	3Q'17
Management fees	$91,545	$77,275	$76,079
Advisory and transaction fees	26,601	19,302	10,572
Carried interest income	84,863	38,125	308,448
Total Revenues	203,009	134,702	395,099
Compensation and benefits	65,677	56,614	152,996
Other expenses	18,448	17,958	21,956
Total Expenses	84,125	74,572	174,952
Other Income	11,490	6,693	50,804
Economic Income	**$130,374**	**$66,823**	**$270,951**
Fee Related Earnings	**$67,269**	**$49,095**	**$40,574**

Supplemental Information

$70 billion AUM


Committed
$3bn(2)
Dry Powder
$36bn
Invested
AUM
$32bn
Other
$2bn(3)
Co-Investments
$6bn(4)

Traditional PE Funds Inception-to-date Gross / Net IRR *39% / 25%*

PE Portfolio Composition: 77% Private / 23% Public[7]

Public Equity Holdings	***Fund***	***Shares Held (mm)***
Caesars Acquisition (CACQ)[5][6]	*Fund VI*	*28.0*
EP Energy (EPE)	*Fund VII & ANRP I*	*62.6*
Exela Technologies (XELA)	*Fund VII*	*28.6*
Ladbrokes (LCL)[5]	*Fund VI & VII*	*111.9*
Norwegian (NCLH)[5]	*Fund VI & VII*	*30.5*
Parsley Energy (PE)	*ANRP I & ANRP II*	*14.9*
Presidio (PSDO)	*Fund VIII*	*67.0*
Vistra Energy (VST)	*Fund VII & ANRP II*	*18.8*
Warrior Met Coal (HCC)	*Fund VIII & ANRP I*	*5.3*
Welspun Corp (WLCO IN)	*Fund VII & ANRP I*	*42.2*

(1) Represents private equity fund appreciation (depreciation) as defined in the non-GAAP financial information and definitions section of this presentation. (2) Represents capital committed to investments as of September 30, 2017 by Apollo's private equity funds. These investments have not yet closed and may be subject to a variety of closing conditions or other contractual provisions, which could result in such capital not ultimately being invested. (3) Other represents approximately $2 billion of uncalled commitments which can be called for fund fees and expenses only and are not available for investment or reinvestment subject to the provisions of the applicable fund limited partnership agreements or other governing agreements. (4) Represents AUM related to co-investment vehicles. (5) Includes shares held by Athene in associated co-investment vehicles. (6) Does not include shares of Caesars Entertainment (CZR) held by Fund VI and Athene in associated co-investment vehicles. On October 6, 2017, Caesars Entertainment (CZR) completed a merger with Caesars Acquisition (CACQ). In connection with this merger, 28.0 million shares of Caesars Acquisition (CACQ) held by Fund VI and Athene in associated co-investment vehicles were converted into 45.5 million shares of Caesars Entertainment (CZR). (7) Excludes Athene shares held by AAA.

6

Supplemental Private Equity Fund Information(1)

APOLLO

Fund VI

Vintage:	2006
Fund Size:	$10.1bn
Total Invested:	$12.5bn
Realized Value:	$18.4bn
Unrealized Value:	$2.9bn
Total Value:	$21.3bn
Gross / Net IRR:	12% / 10%
Escrow Ratio(2):	97%

***$2.9 billion** Unrealized Value Investment Mix*


Public Investments: 68%
NCLH 47%
CACQ 18%
Public Debt / Other 3%
Private Investments 32%

Select Private Investments(3)
(in order of size as measured by fair value)

Momentive Performance Materials
Claire's Stores

Fund VII

Vintage:	2008
Fund Size:	$14.7bn
Total Invested:	$16.2bn
Realized Value:	$29.9bn
Unrealized Value:	$3.6bn
Total Value:	$33.5bn
Gross / Net IRR:	34% / 26%
Escrow Ratio(2):	99%

***$3.6 billion** Unrealized Value Investment Mix*


Public Investments: 41%
XELA 4%
VST 15%
LCL 5%
EPE 5%
Public Debt / Other 12%
Private Investments 59%

Select Private Investments(3)
(in order of size as measured by fair value)

McGraw Hill Education
Aurum
Endemol Shine
Talos Energy
Pinnacle

Fund VIII

Vintage:	2013
Fund Size:	$18.4bn
Committed to Date:	$14.9bn
Total Invested:	$12.0bn
Realized Value:	$2.3bn
Total Value:	$17.6bn
% Committed(4):	81%
Gross / Net IRR:	29% / 19%

***$15.2 billion** Unrealized Value by Investment Year*

Average Life of Investment: 1.8 yrs


2015 $5.6
Unrealized MOIC: 2.1x
2013-14 $1.9
Unrealized MOIC: 1.2x
2017 $2.1
Unrealized MOIC: 1.1x
2016 $5.6
Unrealized MOIC: 1.3x

Unrealized Value by Sector

Consumer Services	*32%*
Business Services	*16%*
Leisure	*12%*
Manufacturing and Industrial	*11%*
Natural Resources	*10%*
Media/Telcom/Technology	*10%*
Financial Services	*6%*
Chemicals	*2%*
Consumer & Retail	*1%*

ANRP II

Vintage:	2016
Fund Size:	$3.5bn
Committed to Date:	$2.0bn
Total Invested:	$1.0bn
Realized Value:	$491mm
Total Value:	$1.5bn
% Committed(4):	58%
Gross / Net IRR:	57% / 32%

ANRP II Portfolio


Realized Value $0.5bn
Parsley Energy (PE) 20%
Unrealized Value $1.0bn
Dry Powder $2.4bn

Select Private Investments(3)
(in order of size as measured by fair value)

Chisholm
Pegasus
Double Eagle III

Note: Refer to the definitions of Vintage Year (Vintage), Total Invested Capital (Total Invested), Realized Value, Unrealized Value, Gross IRR, Net IRR, and Unrealized MOIC in the non-GAAP financial information & definitions section of this presentation. (1) Additional fund performance information is set forth in the investment records on slides 28-31 of this presentation. (2) For Escrow Ratio definition and related information, please refer to footnote (1) on page 14. (3) Investments selected based on non-performance criteria. (4) Represents the sum of capital actually invested, committed to invest or used for fees and expenses, divided by aggregate committed capital.

7

Credit

APOLLO

Commentary

- Economic Income driven by rising Fee Related Earnings and strong investment income due to market appreciation in Athene (NYSE: ATH)
- Total Credit AUM of $158 billion, increasing 5% quarter-over-quarter and 17% year-over-year as growth of the platform continues
- Diversified capital inflows were generated across fund categories including Permanent Capital Vehicles (Athene and MidCap), Drawdown funds (EPF and FCI), Liquid/Performing funds (including CLOs, Hedge Funds, and Total Return), as well as Advisory Assets
- Credit gross and net returns[1] of 1.9% and 1.6%, respectively, for the quarter resulting from positive returns across fund categories, with particular strength in Drawdown funds
- Capital deployment activity driven by investments in longevity assets, European non-performing loans, structured credit investments, and opportunistic investments in the consumer, industrials, materials and technology sectors

Business Drivers

	3Q'17	YTD	LTM
Inflows	$6.6bn	$21.3bn	$26.4bn
Deployment	$1.4bn	$3.6bn	$4.6bn
Realizations	$1.0bn	$2.1bn	$2.7bn
Performance[1]	1.9%	6.0%	8.2%

Financial Results Summary

($ in thousands)	3Q'16	2Q'17	3Q'17
Management fees	$151,386	$169,856	$187,885
Advisory and transaction fees	2,612	3,709	4,219
Carried interest income	112,002	84,040	36,310
Total Revenues	266,000	257,605	228,414
Compensation and benefits	99,774	105,061	86,379
Other expenses	29,884	35,678	38,849
Total Expenses	129,658	140,739	125,228
Other Income (Loss)	13,058	(1,168)	79,138
Non-Controlling Interest	(510)	(559)	(1,751)
Economic Income	**$148,890**	**$115,139**	**$180,573**
Fee Related Earnings	**$76,454**	**$85,052**	**$115,716**

Supplemental Information

($ in billions) ***$158 billion AUM***

Category	AUM	FG AUM	CE AUM	CG AUM	Gross Return[1]		
					3Q'17	YTD'17	LTM
Liquid/Performing	$42	$37	$21	$10	1.4%	4.9%	6.6%
Drawdown[2]	$27	$17	$23	$8	2.7%	8.2%	11.4%
Permanent Capital Vehicles							
MidCap, AINV, AFT, AIF	$13	$12	$10	$9	2.9%	8.8%	12.1%
Athene Non-Sub-Advised[3]	$57	$57	—	—			
AGER Non-Sub-Advised[3]	$7	$4	—	—			
Advisory[4]	$12	$—	—	—			
Total Credit	**$158**	**$127**	**$54**	**$27**	**1.9%**	**6.0%**	**8.2%**

(1) Represents gross return as defined in the non-GAAP financial information and definitions section of this presentation with the exception of CLO assets in Liquid/Performing which are calculated based on gross return on invested assets, which excludes cash. The 3Q'17 net returns for Liquid/Performing, Drawdown, MidCap, AINV, AFT, AIF combined and total Credit excluding Athene Non-Sub-Advised were 1.3%, 2.2%, 2.0%, and 1.6%, respectively. The YTD net returns for Liquid/Performing, Drawdown, MidCap, AINV, AFT, AIF combined and total Credit excluding Athene Non-Sub-Advised were 4.5%, 6.8%, 5.9% and 5.1%, respectively. The LTM net returns for Liquid/Performing, Drawdown, MidCap, AINV, AFT, AIF combined and total Credit excluding Athene Non-Sub-Advised were 6.1%, 9.4%, 8.2% and 7.1%, respectively. (2) Significant Drawdown funds and strategic investment accounts ("SIAs") had inception-to-date ("ITD") gross and net IRRs of 16.0% and 12.2%, respectively, as of September 30, 2017. Significant Drawdown funds and SIAs include funds and SIAs with AUM greater than $200 million that did not predominantly invest in other Apollo funds or SIAs. (3) AGER Bermuda Holding Ltd. ("AGER") currently is the holding company of Athene's German group companies. AGER has received subscriptions representing €2.2 billion from Athene and a number of global institutional investors for a capital raise conducted through a private placement. The closing of AGER is subject to regulatory approval. Athene Non-Sub-Advised and AGER Non Sub-Advised reflects total combined AUM of $81.9 billion less $18.1 billion of assets that were either sub-advised by Apollo or invested in funds and investment vehicles managed by Apollo included within other asset categories. (4) Advisory refers to certain assets advised by AAME.

8

Real Assets

APOLLO

Commentary

- Economic Income driven by Fee Related Earnings and carried interest income resulting from solid investment performance
- U.S. real estate equity funds combined gross return(1) of 3.8% during the quarter driven by appreciation in leisure, office, retail, and industrial assets
- Rising Fee Related Earnings year-over-year as prior launches of real estate equity funds in the U.S. and Asia complement growth in the real estate debt business to drive increasing profitability
- Inflows and Deployment for the quarter driven by an increase in capital investment for the real estate debt managed accounts and the commercial mortgage REIT (NYSE: ARI)
- Realization activity for the quarter driven primarily by the debt funds

Business Drivers

	3Q'17	YTD	LTM
Inflows	$655mm	$2.9bn	$3.8bn
Deployment	$712mm	$2.3bn	$3.4bn
Realizations	$335mm	$1.1bn	$1.6bn
Performance(1)	3.8%	13.5%	19.5%

Financial Results Summary

($ in thousands)	3Q'16	2Q'17	3Q'17
Management fees	$15,554	$19,777	$18,470
Advisory and transaction fees	1,038	618	1,418
Carried interest income	6,462	6,101	1,816
Total Revenues	23,054	26,496	21,704
Compensation and benefits	14,298	12,452	10,135
Other expenses	4,674	5,297	5,520
Total Expenses	18,972	17,749	15,655
Other Income (Loss)	(698)	8	798
Economic Income	**$3,384**	**$8,755**	**$6,847**
Fee Related Earnings	**$2,760**	**$6,317**	**$5,899**

Supplemental Information

$13 billion AUM



Equity
$3.3bn
Debt
$9.8bn

(1) Represents combined gross return for U.S. Real Estate Fund I and U.S. Real Estate Fund II including co-investment capital. The 3Q'17, YTD and LTM combined net returns for U.S. Real Estate Fund I and U.S. Real Estate Fund II were 3.3%, 11.5% and 16.3%, respectively. U.S. Real Estate Fund I and U.S. Real Estate Fund II's combined inception-to-date gross and net IRRs were 17.3% and 13.9%, respectively, as of September 30, 2017.

9

Total AUM & Fee-Generating AUM

APOLLO

3Q'17 Total AUM Rollforward[1]

($ in millions)

	Private Equity	Credit	Real Assets	Total
2Q'17	**$67,798**	**$151,033**	**$13,009**	**$231,840**
Inflows	581	6,640	655	7,876
Outflows[2]	—	(515)	(86)	(601)
Net Flows	581	6,125	569	7,275
Realizations	(384)	(981)	(335)	(1,700)
Market Activity	2,474	1,748	(72)	4,150
3Q'17	**$70,469**	**$157,925**	**$13,171**	**$241,565**

Total AUM Highlights

Private Equity: *Inflows:* Fund IX ($429 million) and net segment transfers ($77 million) *Realizations:* Fund VI ($256 million); Fund VII ($65 million); and Fund VIII ($59 million) *Market Activity:* Appreciation driven by Fund VIII ($1.5 billion); and co-investment vehicles ($820 million)

Credit: *Inflows:* Athene ($2.4 billion); FCI III ($1.1 billion); Liquid/Performing funds ($1.0 billion); and EPF III ($834 million) *Outflows:* Net segment transfers ($320 million) *Realizations:* EPF II ($700 million) *Market activity:* Liquid/Performing funds ($586 million); Drawdown funds ($461 million); Advisory assets ($393 million); and AGER ($226 million)

Real Assets: *Inflows:* Net segment transfers ($243 million); ARI ($228 million) and net leverage increase ($178 million) *Realizations:* Real estate debt ($299 million) *Market Activity:* Real estate debt depreciation ($108 million) partially offset by real estate equity appreciation ($36 million)

3Q'17 Fee-Generating AUM Rollforward[1]

($ in millions)

	Private Equity	Credit	Real Assets	Total
2Q'17	**$30,011**	**$121,271**	**$9,672**	**$160,954**
Inflows	71	6,699	252	7,022
Outflows[2]	(32)	(1,418)	(349)	(1,799)
Net Flows	39	5,281	(97)	5,223
Realizations	—	(533)	(300)	(833)
Market Activity	17	888	9	914
3Q'17	**$30,067**	**$126,907**	**$9,284**	**$166,258**

Fee-Generating AUM Highlights

Private Equity: *Inflows:* Fee-generating capital deployment ($71 million)

Credit: *Inflows:* Athene ($2.4 billion); Fee-generating capital deployment ($1.4 billion); FCI III ($1.0 billion); EPF III ($810 million); and other Liquid/Performing funds ($623 million) *Outflows:* Net leverage reduction ($655 million), net change in fee basis ($450 million) and net segment transfers ($207 million) *Realizations:* EPF II ($332 million) *Market activity:* Liquid/Performing funds ($559 million); AGER ($141 million); and Drawdown funds ($107 million)

Real Assets: *Inflows:* Net segment transfers ($239 million) *Outflows:* Net change in fee basis ($250 million) *Realizations:* Real estate debt ($296 million)

LTM Total AUM Rollforward[1]

($ in millions)

	Private Equity	Credit	Real Assets	Total
3Q'16	**$42,181**	**$135,396**	**$11,059**	**$188,636**
Inflows	25,371	26,414	3,757	55,542
Outflows[2]	(122)	(6,089)	(388)	(6,599)
Net Flows	25,249	20,325	3,369	48,943
Realizations	(3,404)	(2,726)	(1,631)	(7,761)
Market Activity	6,443	4,930	374	11,747
3Q'17	**$70,469**	**$157,925**	**$13,171**	**$241,565**

LTM Fee-Generating AUM Rollforward[1]

($ in millions)

	Private Equity	Credit	Real Assets	Total
3Q'16	**$30,630**	**$110,123**	**$7,916**	**$148,669**
Inflows	688	24,679	2,893	28,260
Outflows[2]	(557)	(9,025)	(368)	(9,950)
Net Flows	131	15,654	2,525	18,310
Realizations	(831)	(1,488)	(1,310)	(3,629)
Market Activity	137	2,618	153	2,908
3Q'17	**$30,067**	**$126,907**	**$9,284**	**$166,258**

(1) *Inflows at the individual segment level represent subscriptions, commitments, and other increases in available capital, such as acquisitions or leverage, net of inter-segment transfers. Outflows represent redemptions and other decreases in available capital. Realizations represent fund distributions of realized proceeds. Market activity represents gains (losses), the impact of foreign exchange rate fluctuations and other income.*

(2) *Included in the 3Q'17 outflows for Total AUM and FGAUM are $273.9 million and $191.3 million of redemptions, respectively. Included in the LTM outflows for Total AUM and FGAUM are $1,334.8 million and $1,123.3 million of redemptions, respectively.*

10

Carry-Eligible & Carry-Generating AUM

APOLLO

Carry-Eligible AUM

($ in millions)

Segment	3Q'16	2Q'17	3Q'17
Private Equity	$34,233	$58,328	$59,995
Credit	48,049	51,578	54,283
Real Assets	2,457	2,488	2,479
Total	**$84,739**	**$112,394**	**$116,757**

Carry-Generating AUM

($ in millions)

Segment	3Q'16	2Q'17	3Q'17
Private Equity	$19,063	$23,141	$25,213
Credit	31,648	27,839	26,634
Real Assets	697	797	803
Total	**$51,408**	**$51,777**	**$52,650**

3Q'17 Carry-Generating to Carry-Eligible AUM Reconciliation

($ in millions)

	Private Equity	Credit	Real Assets	Total
Carry-Generating AUM	**$25,213**	**$26,634**	**$803**	**$52,650**
+ Uninvested CE AUM	34,290	11,927	1,281	47,498
+ Invested AUM Not Currently Generating Carry	492	15,722	395	16,609
Carry-Eligible AUM	**$59,995**	**$54,283**	**$2,479**	**$116,757**

$117 billion

Carry-Eligible AUM



Uninvested Carry-Eligible AUM $47.5bn
Currently Generating Carry $52.7bn
Not Currently Generating Carry $16.6bn

($ in billions) Category / Fund	Invested AUM Not Currently Generating Carry	Investment Period Active >24 Months[1]	Appreciation Required to Achieve Carry[2][3]
Private Equity	**$0.5**	**$0.5**	**20%**
Drawdown	4.2	3.8	31%
Liquid/Performing	10.8	7.7	< 250bps
		—	250-500bps
		0.5	> 500bps
MidCap, AINV, AFT, AIF	0.7	0.7	< 250bps
Credit	**15.7**	**12.7**	**11%**
Real Assets	**0.4**	**0.3**	**> 250bps**
Total	**$16.6**	**$13.5**	

(1) Represents invested AUM not currently generating carry for funds that have been investing capital for more than 24 months as of September 30, 2017.
(2) Represents the percentage of additional appreciation required to reach the preferred return or high watermark and generate carried interest for funds with an investment period greater than 24 months.
(3) All investors in a given fund are considered in aggregate when calculating the appreciation required to achieve carry presented above. Appreciation required to achieve carry may vary by individual investor.

11

Capital Deployment & Dry Powder

APOLLO

- Capital deployed in drawdown style funds and accounts across Apollo's global integrated investment platform totaled $3.3 billion for the quarter and $9.3 billion for the nine months ended September 30, 2017
- Pending investment commitments in private equity that have not yet been funded (including co-investments) totaled $3.6 billion as of September 30, 2017
- Dry Powder of $48.8 billion at the end of the quarter, including $35.2 billion of AUM with future management fee potential

Capital Deployment

($ in millions)

Segment	3Q'17	YTD	LTM
Private Equity	$1,129	$3,417	$4,812
Credit	1,430	3,577	4,604
Real Assets	712	2,324	3,413
Total	**$3,271**	**$9,318**	**$12,829**

3Q'17 Highlights

Private Equity	Driven by acquisition of ClubCorp (membership sports and recreation clubs), and various investments across our natural resources and special situations strategies
Credit	Driven by investments in longevity assets, European non-performing loans, structured credit investments, and opportunistic investments in the consumer, industrials, materials, and technology sectors
Real Assets	Driven primarily by commercial mortgage lending activity across several strategies

$49 billion Dry Powder

($ in billions)



Private Equity $35.5
Fund VIII $6.8
Other PE $4.0
Fund IX $24.7
Real Assets $1.4
Drawdown $11.6
Credit $11.9
Liquid/ Performing $0.1
Permanent Capital Vehicles $0.2

12

Segment Balance Sheet Highlights Summary Balance Sheet ($ in millions) 3Q'17 Athene/AAA(3) $839 GP Investments / Other Investments(4) 953 Total Investments $1,792 ($ and share amounts in millions) Through3Q'17 Open Market Share Repurchases 1.2 Reduction of Shares Issued to Employees(5) 3.9 Total Shares Purchased 5.1 Total Capital Used for Share Purchases(6) $88 Share Repurchase Plan Authorization(7) $250 Average Price Paid Per Share(8) $17.39 Investments Detail Share Repurchase Activity1Q’16 through 3Q'17(7) (1) Unfunded general partner commitments related to Fund IX are subject to future syndication to Apollo employees. (2) Investments and net carried interest receivable are presented on an unconsolidated basis. Investments and net carried interest receivable presented in the condensed consolidated statement of financial condition include eliminations related to investments in consolidated funds and VIEs. (3) Investment in Athene/AAA primarily comprises Apollo’s direct investment of 15.7 million shares (subject to a discount due to a lack of marketability, as applicable) of Athene valued at a weighted average of $50.19 per share and 1.6 million shares of AAA valued at NAV. (4) Represents Apollo’s general partner investments in the funds it manages (excluding AAA) and other balance sheet investments. (5) Represents a reduction in Class A shares to be issued to employees to satisfy associated tax obligations in connection with the settlement of equity-based awards granted under the Company’s 2007 Omnibus Equity Incentive Plan (the “Plan”). (6) With respect to the reduction of 3.9 million Class A shares to be issued to employees under the Plan, amounts represent the cash used by the Company to satisfy the applicable withholding obligations in respect of certain equity-based awards granted under the Plan. (7) In February 2016, the Company announced a plan to repurchase up to $250 million in the aggregate of its Class A shares, which includes up to $150 million through a share repurchase program and up to $100 million through a reduction of Class A shares to be issued to employees to satisfy associated tax obligations in connection with the settlement of equity-based awards granted under the Plan. (8) Average price paid per share reflects total capital used for share repurchases to date divided by the number of shares purchased. ▪ At September 30, 2017, Apollo had $931 million in cash and cash equivalents, $199 million in U.S. Treasury securities, at fair value, $1.8 billion of investments, and $869 million of net carried interest receivable for a total net value of $3.8 billion ▪ Long-term debt of $1.4 billion (with maturities in 2021, 2024 and 2026) and an undrawn $500 million revolving credit facility (expiring in 2021) ▪ Unfunded general partner commitments totaled $1.5 billion at September 30, 2017, of which $823 million related to Fund IX(1) ▪ Aggregate share repurchases under previously announced plan totaled $88 million through September 30, 2017, with $162 million remaining authorized under the plan 13 ($ in millions) 3Q'17 Cash and cash equivalents $931 U.S. Treasury securities, at fair value 199 Investments(2) 1,792 Net Carried Interest Receivable (2) 869 Total Net Value $3,791 Debt ($1,361) Unfunded Future Commitments $1,504

Carried Interest Receivable & Income (Loss) Detail

APOLLO

($ in thousands)	As of September 30, 2017 Carried Interest Receivable on an Unconsolidated Basis		3Q'17 Unrealized Carried Interest Income (Loss)	3Q'17 Realized Carried Interest Income	3Q'17 Total Carried Interest Income (Loss) from Related Parties	YTD'17 Unrealized Carried Interest Income (Loss)	YTD'17 Realized Carried Interest Income	YTD'17 Total Carried Interest Income (Loss) from Related Parties
Private Equity Funds								
Fund VIII	$763,727		$266,447	$16,441	$282,888	$434,524	$99,629	$534,153
Fund VII	52,733	(1)	(544)	—	(544)	(21,921)	19,817	(2,104)
Fund VI	47,929	(1)	14,669	—	14,669	90,166	—	90,166
Fund IV and V	—	(3)	(6,432)	—	(6,432)	(13,079)	—	(13,079)
ANRP I and II	24,494	(3)	(13,883)	—	(13,883)	(71,073)	52,873	(18,200)
AAA / Other[2][5]	239,577		26,332	5,418	31,750	(66,781)	141,498	74,717
Total Private Equity Funds	**$1,128,460**		**$286,589**	**$21,859**	**$308,448**	**$351,836**	**$313,817**	**$665,653**
Total Private Equity Funds, net of profit share	**701,004**		**189,597**	**4,465**	**194,062**	**234,811**	**168,034**	**402,845**
Credit Funds								
Drawdown	$312,030	(3)	($7,294)	$23,698	$16,404	$16,151	$83,878	$100,029
Liquid/Performing	45,226		5,301	2,260	7,561	(1,278)	23,672	22,394
Permanent Capital Vehicles	58,908		6,172	6,173	12,345	22,549	12,636	35,185
Total Credit Funds	**$416,164**		**$4,179**	**$32,131**	**$36,310**	**$37,422**	**$120,186**	**$157,608**
Total Credit Funds, net of profit share	**146,931**		**1,913**	**17,488**	**19,401**	**20,014**	**69,018**	**89,032**
Real Assets Funds								
CPI Funds	$323		$4	$—	$4	($10)	$—	($10)
U.S. RE Fund I and II	22,988		(2,440)	4,080	1,640	(1,270)	8,111	6,841
Other[5]	12,223		(2,733)	2,905	172	(359)	4,113	3,754
Total Real Assets Funds	**$35,534**		**($5,169)**	**$6,985**	**$1,816**	**($1,639)**	**$12,224**	**$10,585**
Total Real Assets Funds, net of profit share	**21,350**		**(357)**	**3,349**	**2,992**	**1,209**	**5,696**	**6,905**
Total	**$1,580,158**		**$285,599**	**$60,975**	**$346,574**	**$387,619**	**$446,227**	**$833,846**
Total, net of profit share	**$869,285**	(4)	**$191,153**	**$25,302**	**$216,455**	**$256,034**	**$242,748**	**$498,782**

(1) As of September 30, 2017, the remaining investments and escrow cash of Fund VII and Fund VI were valued at 99% and 97% of the fund's unreturned capital, respectively, which were below the required escrow ratio of 115%. As a result, these funds are required to place in escrow current and future carried interest income distributions to the general partner until the specified return ratio of 115% is met (at the time of a future distribution) or upon liquidation. As of September 30, 2017, Fund VI had $167.6 million of gross carried interest income, or $110.7 million net of profit sharing, in escrow. As of September 30, 2017, Fund VII had $69.7 million of gross carried interest income, or $38.8 million net of profit sharing, in escrow. With respect to Fund VII and Fund VI, realized carried interest income currently distributed to the general partner is limited to potential tax distributions per the fund's partnership agreement.

(2) AAA/Other includes $187.1 million of carried interest receivable, or $133.4 million net of profit sharing, from AAA Investments, L.P. which Apollo may elect to receive in cash or in common shares of Athene Holding (valued at the then fair market value); and if Apollo elects to receive payment of such carried interest in cash, then common shares of Athene Holding shall be distributed to Apollo and immediately sold by Apollo to pay for such carried interest in cash.

(3) As of September 30, 2017, certain credit funds and certain private equity funds had $69.3 million and $42.2 million, respectively, in general partner obligations to return previously distributed carried interest income. The fair value gain on investments and income at the fund level needed to reverse the general partner obligations for certain credit funds and certain private equity funds was $340.2 million and $164.4 million, respectively, as of September 30, 2017.

(4) There was a corresponding profit sharing payable of $710.9 million as of September 30, 2017, including profit sharing payable related to amounts in escrow and contingent consideration obligations of $87.3 million.

(5) Other includes certain SIAs.

14

Permanent Capital Vehicles

APOLLO

- As of September 30, 2017, Apollo had $98.8 billion of AUM across seven Permanent Capital Vehicles[1]
- Apollo generated $474.9 million of fee related revenue from Permanent Capital Vehicles during the twelve months ended September 30, 2017, representing 41% of total fee related revenue
- The compound annualized growth rate ("CAGR") of permanent capital AUM since 2010 was 48% as of September 30, 2017. Apollo will continue to seek to grow its base of permanent capital opportunistically

Permanent Capital AUM


($ in billions)
$7
$25
$72
$87
$99
2010
2012
2014
2016
3Q'17

Supplemental Information

($ in millions, except where noted)	3Q'17
Athene[2]	*$73,976*
AGER[2]	*7,896*
MidCap	*7,680*
Apollo Investment Corp (AINV)[3]	*4,435*
Apollo Commercial Real Estate Finance (ARI)[4]	*4,035*
Apollo Senior Floating Rate Fund (AFT)	*431*
Apollo Tactical Income Fund (AIF)	*390*
Total AUM in Permanent Capital Vehicles	**$98,843**

(1) The investment management arrangements of the Permanent Capital Vehicles that Apollo manages vary in duration and may be terminated under certain circumstances. Refer to page 35 of this presentation for a definition of Permanent Capital Vehicles and additional information regarding the circumstances under which the investment management arrangements of the Permanent Capital Vehicles may be terminated.

(2) See page 16 for additional information regarding assets for which Apollo manages or provides investment advisory services through accounts owned by or related to Athene and AGER as of September 30, 2017.

(3) Amounts are as of June 30, 2017. Refer to www.apolloic.com for the most recent financial information on AINV. The information contained on AINV's website is not part of this presentation. Includes $1.7 billion of AUM related to a non-traded business development company.

(4) Amounts are as of June 30, 2017. Refer to www.apolloreit.com for the most recent financial information on ARI. The information contained on ARI's website is not part of this presentation.

15

2010 2012 2014 2016 3Q'17 $5 $8 Athene and AGER AUM Sub-Advised AUM by Asset Category Athene and AGER ($ in billions) 3Q'17 Private Equity $1.2 Credit $11.9 Liquid/Performing 10.6 Drawdown 1.3 Real Assets $5.0 Real Estate Debt 4.6 Real Estate Equity 0.4 Total $18.1 ▪ Through its subsidiaries, Apollo managed or advised $81.9 billion of combined AUM in accounts owned by or related to Athene and AGER(1) as of September 30, 2017 ▪ Of the total AUM, $18.1 billion, or 22%, was either sub-advised by Apollo or invested in funds and investment vehicles managed by Apollo ▪ During the quarter, $0.7 billion of Athene and AGER AUM moved from non-sub-advised to sub-advised by Apollo, bringing the total amount of new sub-advised AUM for the twelve months ended September 30, 2017 to $3.6 billion ▪ Apollo will continue to seek attractive investment opportunities that are consistent with Athene’s investment objectives ($ in billions) 16 Athene AUM $74 $66 $60 $16 $2 AGER AUM (1) AUM relating to AGER includes $5.3 billion of AUM of Athene's German group companies, for which AGER currently is the holding company, and $2.6 billion of AUM in connection with its capital raise. The closing of AGER is subject to regulatory approval. For purposes of this presentation, AUM related to Athene does not include AUM related to AGER.

Appendix

Reconciliation of GAAP to Non-GAAP Measures

APOLLO

($ in thousands)	3Q'16	4Q'16	1Q'17	2Q'17	3Q'17	YTD'16	YTD'17
Total Revenues (GAAP)	**$503,731**	**$685,380**	**$643,551**	**$432,872**	**$664,232**	**$1,285,004**	**$1,740,655**
Equity awards granted by unconsolidated related parties and reimbursable expenses	(18,217)	(22,638)	(18,223)	(15,179)	(19,832)	(51,275)	(53,234)
Adjustments related to consolidated funds and VIEs	937	2,677	798	1,110	817	2,800	2,725
Other	5,612	187	—	—	—	8,515	—
Total Segment Revenues[1]	**$492,063**	**$665,606**	**$626,126**	**$418,803**	**$645,217**	**$1,245,044**	**$1,690,146**
Total Expenses (GAAP)	**$282,257**	**$398,364**	**$345,988**	**$264,526**	**$357,483**	**$767,554**	**$967,997**
Equity awards granted by unconsolidated related parties and reimbursable expenses	(19,688)	(22,673)	(18,223)	(15,179)	(19,832)	(52,980)	(53,234)
Transaction-related compensation charges	(14,276)	(29,494)	2,683	(1,549)	(7,543)	(16,799)	(6,409)
Reclassification of interest expense[1]	(12,832)	(12,977)	(12,999)	(13,195)	(13,302)	(30,505)	(39,496)
Amortization of transaction-related intangibles	(2,212)	(2,199)	(1,872)	(1,538)	(971)	(6,608)	(4,381)
Other	(494)	(788)	—	(5)	—	36	(5)
Total Segment Expenses[1]	**$232,755**	**$330,233**	**$315,577**	**$233,060**	**$315,835**	**$660,698**	**$864,472**
Total Other Income, net (GAAP)	**$42,911**	**$135,530**	**$96,628**	**$23,819**	**$144,156**	**$121,018**	**$264,603**
Reclassification of interest expense[2]	(12,832)	(12,977)	(12,999)	(13,195)	(13,302)	(30,505)	(39,496)
Adjustments related to consolidated funds and VIEs	(533)	(1,905)	(3,316)	(4,890)	(227)	(2,077)	(8,433)
Other	(5,696)	(1,252)	67	(201)	113	(7,820)	(21)
Total Segment Other Income[1]	**$23,850**	**$119,396**	**$80,380**	**$5,533**	**$130,740**	**$80,616**	**$216,653**

(1) For details of Total Segment Revenues, Total Segment Expenses and Total Segment Other Income, refer to slide 19.
(2) For EI presentation purposes, interest income is presented net of interest expense as a component of other income

18

Non-GAAP Measures

APOLLO

- The following table sets forth our total segment revenues for the combined segments

($ in thousands)	3Q'16	4Q'16	1Q'17	2Q'17	3Q'17	YTD'16	YTD'17
Total Segment Revenues:							
Management fees from related parties	$258,485	$246,598	$252,053	$266,908	$282,434	$731,051	$801,395
Advisory and transaction fees from related parties, net	30,251	43,966	15,067	23,629	16,209	103,149	54,905
Carried interest income (loss) from related parties:							
Unrealized	167,484	227,901	172,545	(70,525)	285,599	283,098	387,619
Realized	35,843	147,141	186,461	198,791	60,975	127,746	446,227
Total Carried Interest Income from Related Parties	203,327	375,042	359,006	128,266	346,574	410,844	833,846
Total Segment Revenues	**$492,063**	**$665,606**	**$626,126**	**$418,803**	**$645,217**	**$1,245,044**	**$1,690,146**

- The following table sets forth our total segment expenses for the combined segments

($ in thousands)	3Q'16	4Q'16	1Q'17	2Q'17	3Q'17	YTD'16	YTD'17
Total Segment Expenses:							
Salary, bonus and benefits	$86,804	$93,194	$94,721	$98,560	$101,007	$273,696	$294,288
Equity-based compensation	16,154	15,872	16,745	17,566	17,058	48,596	51,369
Profit sharing expense:							
Unrealized	56,475	90,228	59,265	(22,126)	94,446	89,629	131,585
Realized	20,316	58,391	88,723	79,083	35,673	78,402	203,479
Realized: Equity-based	—	—	287	1,044	1,326	—	2,657
Total Profit Sharing Expense	76,791	148,619	148,275	58,001	131,445	168,031	337,721
Non-compensation expenses:							
General, administrative and other	51,953	52,658	53,932	53,674	60,928	165,832	168,534
Placement fees	1,053	19,890	1,904	5,259	5,397	4,543	12,560
Total Non-Compensation Expenses	53,006	72,548	55,836	58,933	66,325	170,375	181,094
Total Segment Expenses	**$232,755**	**$330,233**	**$315,577**	**$233,060**	**$315,835**	**$660,698**	**$864,472**

- The following table sets forth our total segment other income for the combined segments

($ in thousands)	3Q'16	4Q'16	1Q'17	2Q'17	3Q'17	YTD'16	YTD'17
Total Segment Other Income:							
Income from equity method investments	$22,919	$38,815	$39,214	$17,219	$48,014	$63,766	$104,447
Net gains (losses) from investment activities	17,362	89,247	34,490	(399)	68,529	49,361	102,620
Net interest loss	(11,528)	(11,714)	(11,988)	(12,067)	(11,509)	(27,305)	(35,564)
Other income (loss), net	(4,903)	3,048	18,664	780	25,706	(5,206)	45,150
Total Segment Other Income	**$23,850**	**$119,396**	**$80,380**	**$5,533**	**$130,740**	**$80,616**	**$216,653**

19

Private Equity

APOLLO

($ in thousands, except where noted)	3Q'16	4Q'16	1Q'17	2Q'17	3Q'17	YTD'16	YTD'17
Management fees from related parties	$91,545	$79,014	$77,398	$77,275	$76,079	$242,981	$230,752
Advisory and transaction fees from related parties, net	26,601	41,060	11,772	19,302	10,572	87,615	41,646
Carried interest income (loss) from related parties:							
Unrealized	75,019	232,278	163,619	(98,372)	286,589	136,529	351,836
Realized	9,844	72,182	155,461	136,497	21,859	10,110	313,817
Total Carried Interest Income from Related Parties	84,863	304,460	319,080	38,125	308,448	146,639	665,653
Total Revenues	**203,009**	**424,534**	**408,250**	**134,702**	**395,099**	**477,235**	**938,051**
Salary, bonus and benefits	32,532	28,293	31,469	30,294	31,467	96,170	93,230
Equity-based compensation	6,645	6,754	7,095	7,704	6,335	20,795	21,134
Profit sharing expense:							
Unrealized	19,234	85,240	55,016	(34,983)	96,992	29,403	117,025
Realized	7,266	36,495	75,252	53,137	17,394	7,398	145,783
Realized: Equity-based	—	—	—	462	808	—	1,270
Total Profit Sharing Expense	26,500	121,735	130,268	18,616	115,194	36,801	264,078
Non-compensation expenses:							
General, administrative and other	18,118	16,923	17,360	16,617	19,699	54,400	53,676
Placement fees	330	(112)	134	1,341	2,257	2,409	3,732
Total Non-Compensation Expenses	18,448	16,811	17,494	17,958	21,956	56,809	57,408
Total Expenses	**84,125**	**173,593**	**186,326**	**74,572**	**174,952**	**210,575**	**435,850**
Income from equity method investments	14,384	25,970	31,728	10,348	39,875	40,311	81,951
Net gains (losses) from investment activities	1,191	7,837	3,396	(100)	7,959	3,542	11,255
Net interest loss	(4,188)	(4,319)	(4,242)	(4,336)	(4,374)	(9,868)	(12,952)
Other income, net	103	1,330	17,790	781	7,344	320	25,915
Other Income	**11,490**	**30,818**	**48,672**	**6,693**	**50,804**	**34,305**	**106,169**
Economic Income[1]	**$130,374**	**$281,759**	**$270,596**	**$66,823**	**$270,951**	**$300,965**	**$608,370**
Fee Related Earnings	**$67,269**	**$75,161**	**$58,001**	**$49,095**	**$40,574**	**$177,937**	**$147,670**
AUM *($ in millions)*	42,181	43,628	44,573	67,798	70,469	42,181	70,469
Fee-Generating AUM *($ in millions)*	30,630	30,722	30,774	30,011	30,067	30,630	30,067

(1) YTD'17 includes $17.5 million in insurance proceeds received in connection with fees and expenses incurred relating to a legal proceeding, which was recorded in Other income (loss).

20

Credit

($ in thousands, except where noted)	3Q'16	4Q'16	1Q'17	2Q'17	3Q'17	YTD'16	YTD'17
Management fees from related parties	$151,386	$151,560	$158,342	$169,856	$187,885	$445,149	$516,083
Advisory and transaction fees from related parties, net	2,612	2,475	2,556	3,709	4,219	10,058	10,484
Carried interest income (loss) from related parties:							
Unrealized	91,502	(13,446)	6,322	26,921	4,179	150,720	37,422
Realized	20,500	74,331	30,936	57,119	32,131	105,698	120,186
Total Carried Interest Income from Related Parties	112,002	60,885	37,258	84,040	36,310	256,418	157,608
Total Revenues	**266,000**	**214,920**	**198,156**	**257,605**	**228,414**	**711,625**	**684,175**
Salary, bonus and benefits	45,143	57,792	54,882	59,244	59,027	151,464	173,153
Equity-based compensation	8,834	8,491	9,102	9,228	9,925	25,694	28,255
Profit sharing expense:							
Unrealized	36,809	1,386	2,215	12,927	2,266	61,626	17,408
Realized	8,988	21,951	13,445	23,080	14,643	62,764	51,168
Realized: Equity-based	—	—	287	582	518	—	1,387
Total Profit Sharing Expense	45,797	23,337	15,947	36,589	17,427	124,390	69,963
Non-compensation expenses:							
General, administrative and other	29,161	30,446	32,090	31,760	35,709	95,193	99,559
Placement fees	723	19,934	1,770	3,918	3,140	2,113	8,828
Total Non-Compensation Expenses	29,884	50,380	33,860	35,678	38,849	97,306	108,387
Total Expenses	**129,658**	**140,000**	**113,791**	**140,739**	**125,228**	**398,854**	**379,758**
Income from equity method investments	8,036	11,466	6,483	5,856	8,222	21,824	20,561
Net gains (losses) from investment activities	16,171	81,410	31,094	(299)	60,570	45,819	91,365
Net interest loss	(6,172)	(6,127)	(6,522)	(6,484)	(5,972)	(14,542)	(18,978)
Other income (loss), net	(4,977)	1,012	811	(241)	16,318	(5,512)	16,888
Other Income (Loss)	**13,058**	**87,761**	**31,866**	**(1,168)**	**79,138**	**47,589**	**109,836**
Non-Controlling Interest	(510)	(2,394)	(934)	(559)	(1,751)	(5,070)	(3,244)
Economic Income	**$148,890**	**$160,287**	**$115,297**	**$115,139**	**$180,573**	**$355,290**	**$411,009**
Fee Related Earnings	**$76,454**	**$51,929**	**$72,212**	**$85,052**	**$115,716**	**$214,411**	**$272,980**
AUM *($ in millions)*	135,396	136,607	140,932	151,033	157,925	135,396	157,925
Fee-Generating AUM *($ in millions)*	110,123	111,781	114,914	121,271	126,907	110,123	126,907

21

Real Assets

APOLLO

($ in thousands, except where noted)	3Q'16	4Q'16	1Q'17	2Q'17	3Q'17	YTD'16	YTD'17
Management fees from related parties	$15,554	$16,024	$16,313	$19,777	$18,470	$42,921	$54,560
Advisory and transaction fees from related parties, net	1,038	431	739	618	1,418	5,476	2,775
Carried interest income (loss) from related parties:							
Unrealized	963	9,069	2,604	926	(5,169)	(4,151)	(1,639)
Realized	5,499	628	64	5,175	6,985	11,938	12,224
Total Carried Interest Income from Related Parties	6,462	9,697	2,668	6,101	1,816	7,787	10,585
Total Revenues	**23,054**	**26,152**	**19,720**	**26,496**	**21,704**	**56,184**	**67,920**
Salary, bonus and benefits	9,129	7,109	8,370	9,022	10,513	26,062	27,905
Equity-based compensation	675	627	548	634	798	2,107	1,980
Profit sharing expense:							
Unrealized	432	3,602	2,034	(70)	(4,812)	(1,400)	(2,848)
Realized	4,062	(55)	26	2,866	3,636	8,240	6,528
Total Profit Sharing Expense	4,494	3,547	2,060	2,796	(1,176)	6,840	3,680
Non-compensation expenses:							
General, administrative and other	4,674	5,289	4,482	5,297	5,520	16,239	15,299
Placement fees	—	68	—	—	—	21	—
Total Non-Compensation Expenses	4,674	5,357	4,482	5,297	5,520	16,260	15,299
Total Expenses	**18,972**	**16,640**	**15,460**	**17,749**	**15,655**	**51,269**	**48,864**
Income (Loss) from equity method investments	499	1,379	1,003	1,015	(83)	1,631	1,935
Net interest loss	(1,168)	(1,268)	(1,224)	(1,247)	(1,163)	(2,895)	(3,634)
Other income (loss), net	(29)	706	63	240	2,044	(14)	2,347
Other Income (Loss)	**(698)**	**817**	**(158)**	**8**	**798**	**(1,278)**	**648**
Economic Income	**$3,384**	**$10,329**	**$4,102**	**$8,755**	**$6,847**	**$3,637**	**$19,704**
Fee Related Earnings	**$2,760**	**$4,375**	**$4,262**	**$6,317**	**$5,899**	**$6,061**	**$16,478**
AUM *($ in millions)*	11,059	11,453	11,961	13,009	13,171	11,059	13,171
Fee-Generating AUM *($ in millions)*	7,916	8,295	8,466	9,672	9,284	7,916	9,284

22

Reconciliation of GAAP Net Income Per Class A Share to Non-GAAP Per Share Measures

APOLLO

($ in thousands, except share data)	3Q'16	4Q'16	1Q'17	2Q'17	3Q'17	YTD'16	YTD'17
Net Income Attributable to Apollo Global Management, LLC Class A Shareholders	$94,619	$166,967	$145,196	$86,908	$198,569	$235,883	$430,673
Distributions declared on Class A shares	(68,356)	(64,911)	(84,215)	(94,451)	(100,641)	(165,802)	(279,307)
Distribution on participating securities	(2,404)	(2,103)	(2,859)	(3,295)	(3,265)	(6,293)	(9,419)
Earnings allocable to participating securities	(849)	(3,337)	(2,264)	—	(3,218)	(2,637)	(5,129)
Undistributed income (loss) attributable to Class A shareholders: Basic	$23,010	$96,616	$55,858	($10,838)	$91,445	$61,151	$136,818
GAAP weighted average number of Class A shares outstanding: Basic	184,438,515	185,146,949	186,537,367	190,591,756	192,882,082	183,602,982	190,014,240
GAAP Net Income per Class A Share under the Two-Class Method: Basic	*$0.50*	*$0.87*	*$0.75*	*$0.44*	*$1.00*	*$1.24*	*$2.19*
Distributed Income	*$0.37*	*$0.35*	*$0.45*	*$0.49*	*$0.52*	*$0.90*	*$1.46*
Undistributed Income (Loss)	*$0.13*	*$0.52*	*$0.30*	*($0.05)*	*$0.48*	*$0.34*	*$0.73*
Net Income Attributable to Apollo Global Management, LLC Class A Shareholders	$94,619	$166,967	$145,196	$86,908	$198,569	$235,883	$430,673
Net Income Attributable to Apollo Global Management, LLC Class A Shareholders to Income Before Income Tax (Provision) Benefit Differences[1]	169,766	255,579	248,995	105,257	252,336	402,585	606,588
Income Before Income Tax (Provision) Benefit	$264,385	$422,546	$394,191	$192,165	$450,905	$638,468	$1,037,261
Income Before Income Tax (Provision) Benefit to Economic Income Differences[1]	18,263	29,829	(4,196)	(1,448)	7,466	21,424	1,822
Economic Income	$282,648	$452,375	$389,995	$190,717	$458,371	$659,892	$1,039,083
Income tax provision on Economic Income	(51,896)	(58,269)	(58,372)	(2,397)	(22,356)	(107,253)	(83,125)
Preferred distributions	—	—	—	(4,772)	(4,383)	—	(9,155)
Economic Net Income	$230,752	$394,106	$331,623	$183,548	$431,632	$552,639	$946,803
Weighted Average Economic Net Income Shares Outstanding[2]	401,248,755	401,371,668	403,132,323	402,955,548	403,015,923	401,502,845	403,034,530
Economic Net Income per Share	*$0.58*	*$0.98*	*$0.82*	*$0.46*	*$1.07*	*$1.38*	*$2.35*
Economic Net Income to Fee Related Earnings Differences[1]	(84,269)	(262,641)	(197,148)	(43,084)	(269,443)	(154,230)	(509,675)
Fee Related Earnings	$146,483	$131,465	$134,475	$140,464	$162,189	$398,409	$437,128
Distributable Earnings Shares Outstanding	407,212,090	409,974,049	409,150,111	409,441,046	409,232,208	407,212,090	409,232,208
Fee Related Earnings per Share	*$0.36*	*$0.32*	*$0.33*	*$0.34*	*$0.40*	*$0.98*	*$1.07*
Fee Related Earnings to Distributable Earnings Differences[1]	6,153	94,761	105,130	117,242	22,942	23,297	245,314
Distributable Earnings	$152,636	$226,226	$239,605	$257,706	$185,131	$421,706	$682,442
Taxes and Related Payables	(4,105)	(289)	(6,348)	(6,724)	(7,272)	(9,346)	(20,344)
Preferred distributions	—	—	—	(4,772)	(4,383)	—	(9,155)
Distributable Earnings After Taxes and Related Payables	$148,531	$225,937	$233,257	$246,210	$173,476	$412,360	$652,943
Distributable Earnings Shares Outstanding[2]	407,212,090	409,974,049	409,150,111	409,441,046	409,232,208	407,212,090	409,232,208
Distributable Earnings per Share of Common & Equivalent	*$0.36*	*$0.55*	*$0.57*	*$0.60*	*$0.42*	*$1.01*	*$1.59*

(1) See page 5 for reconciliation of Net Income Attributable to Apollo Global Management, LLC Class A Shareholders, Income Before Income Tax (Provision) Benefit, Economic Net Income, Fee Related Earnings and Distributable Earnings.
(2) See page 26 for reconciliation of GAAP Class A shares outstanding to non-GAAP shares outstanding.

23

Walkdown of Non-GAAP Measures

APOLLO

($ in thousands, except per share data)

			3Q'17		YTD'17	
			Results	Per Share	Results	Per Share
Economic Net Income	Distributable Earnings After Taxes and Related Payables	Fee Related Earnings				
		Management fees	$282,434		$801,395	
		Advisory and transaction fees from related parties, net	16,209		54,905	
		Carried interest income from related parties[1]	6,173		12,636	
		Salary, bonus and benefits	(101,007)		(294,288)	
		Non-compensation expenses	(66,325)		(181,094)	
		Other income attributable to Fee Related Earnings[2]	26,456		46,818	
		Non-Controlling Interest	(1,751)		(3,244)	
		Fee Related Earnings	**$162,189**	**$0.40**	**$437,128**	**$1.07**
		Net realized carried interest income	19,129		230,112	
		Non-cash revenues	(842)		(2,527)	
		Realized income from equity method investments	10,339		42,433	
		Net interest loss	(11,509)		(35,564)	
		Depreciation and amortization	5,825		10,860	
		Taxes and related payables	(7,272)		(20,344)	
		Preferred distributions	(4,383)		(9,155)	
		Distributable Earnings After Taxes and Related Payables	**$173,476**	**$0.42**	**$652,943**	**$1.59**
		Taxes and related payables	7,272		20,344	
		Net unrealized carried interest income	191,153		256,034	
		Non-cash revenues	842		2,527	
		Unrealized income from equity method investments	37,675		62,014	
		Unrealized gains from investment activities	68,529		102,620	
		Equity-based compensation	(17,058)		(51,369)	
		Equity-based profit sharing expense	(1,326)		(2,657)	
		Depreciation and amortization and other	(6,575)		(12,528)	
		Income tax provision on Economic Income	(22,356)		(83,125)	
		Economic Net Income	**$431,632**	**$1.07**	**$946,803**	**$2.35**

(1) Represents carried interest income from a publicly traded business development company we manage.

(2) 3Q'17 and YTD'17 includes $19.0 million in proceeds received in connection with the Company's early termination of a lease and YTD'17 includes $17.5 million in insurance proceeds received in connection with fees and expenses relating to a legal proceeding. The lease termination and insurance proceeds were recorded in Other income (loss).

24

Shareholder Distribution

APOLLO

- Generated $0.42 of Distributable Earnings After Taxes and Related Payables per Share of Common & Equivalent during the quarter
- Apollo declared a quarterly distribution of $0.39 per Class A share to holders of record as of November 21, 2017, which is payable on November 30, 2017

($ in thousands, except per share data)	3Q'16	2Q'17	3Q'17	YTD'16	YTD'17
Distributable Earnings	**$152,636**	**$257,706**	**$185,131**	**$421,706**	**$682,442**
Taxes and Related Payables	(4,105)	(6,724)	(7,272)	(9,346)	(20,344)
Preferred Distributions	—	(4,772)	(4,383)	—	(9,155)
DE After Taxes and Related Payables	**$148,531**	**$246,210**	**$173,476**	**$412,360**	**$652,943**
Add Back: Taxes & Related Payables Attributable to Common & Equivalents	3	4,825	4,706	9	14,091
DE Before Certain Payables[1]	148,534	251,035	178,182	412,369	667,034
Percent to Common & Equivalents	47%	49%	49%	47%	49%
DE Before Other Payables Attributable to Common & Equivalents	69,821	122,265	87,078	193,841	325,981
Less: Taxes & Related Payables Attributable to Common & Equivalents	(3)	(4,825)	(4,706)	(9)	(14,091)
DE Attributable to Common & Equivalents	**$69,818**	**$117,440**	**$82,372**	**$193,832**	**$311,890**
***Per Share of Common & Equivalent*[2]**	***$0.36***	***$0.60***	***$0.42***	***$1.01***	***$1.59***
Retained Capital per Share of Common & Equivalent[2][3]	*(0.01)*	*(0.08)*	*(0.03)*	*(0.04)*	*(0.19)*
***Net Distribution per Share of Common & Equivalent*[2]**	***$0.35***	***$0.52***	***$0.39***	***$0.97***	***$1.40***
Payout Ratio	*97%*	*87%*	*93%*	*96%*	*88%*

(1) DE Before Certain Payables represents Distributable Earnings before the deduction for estimated current corporate taxes and the amounts payable under Apollo's tax receivable agreement.

(2) Per share calculations are based on end of period Distributable Earnings Shares Outstanding, which consist of total Class A shares outstanding, Apollo Operating Group Units and RSUs that participate in distributions (collectively referred to as "common & equivalents"). See page 26 for the share reconciliation.

(3) Retained capital is withheld pro-rata from common and equivalent holders and Apollo Operating Group ("AOG") unitholders.

25

3Q'16 4Q'16 1Q'17 2Q'17 3Q'17 YTD'16 YTD'17 Total GAAP Weighted-Average Class A Shares Outstanding: Basic 184,438,515 185,146,949 186,537,367 190,591,756 192,882,082 183,602,982 190,014,240 Non-GAAP Adjustments: Apollo Operating Group Units 215,869,166 215,569,749 215,286,909 211,895,190 209,522,593 216,034,309 212,224,998 RSUs 873,973 581,473 1,233,685 224,100 210,642 1,780,166 554,881 Restricted shares 67,101 73,497 74,362 244,502 400,606 85,388 240,411 Weighted-Average Economic Net Income Shares Outstanding 401,248,755 401,371,668 403,132,323 402,955,548 403,015,923 401,502,845 403,034,530 3Q'16 4Q'16 1Q'17 2Q'17 3Q'17 Total GAAP Class A Shares Outstanding 184,743,799 185,460,294 187,644,092 192,756,044 193,540,853 Non-GAAP Adjustments: Apollo Operating Group Units 215,795,633 215,457,239 214,957,239 210,024,821 209,239,821 Vested RSUs 997,519 2,752,455 425,736 415,218 326,344 Economic Net Income Shares Outstanding 401,536,951 403,669,988 403,027,067 403,196,083 403,107,018 Unvested RSUs Eligible for Distribution Equivalents 5,675,139 6,304,061 6,123,044 6,244,963 6,125,190 Distributable Earnings Shares Outstanding 407,212,090 409,974,049 409,150,111 409,441,046 409,232,208 Share Reconciliation 26

Unaudited Supplemental Presentation of Statement of Financial Condition

APOLLO

($ in thousands)	Apollo Global Management, LLC and Consolidated Subsidiaries[1]	Consolidated Funds and VIEs	Eliminations	Consolidated
	As of September 30, 2017			
Assets:				
Cash and cash equivalents	$930,848	$—	$—	$930,848
Cash and cash equivalents held at consolidated funds	—	10,195	—	10,195
Restricted cash	4,165	—	—	4,165
U.S. Treasury securities, at fair value	198,900	—	—	198,900
Investments	1,792,228	1,978	(86,142)	1,708,064
Assets of consolidated variable interest entities	—	1,278,816	(317)	1,278,499
Carried interest receivable	1,580,158	—	(2,174)	1,577,984
Due from related parties	288,154	—	(802)	287,352
Deferred tax assets	591,754	—	—	591,754
Other assets	164,690	14	(116)	164,588
Goodwill	88,852	—	—	88,852
Intangible assets, net	19,153	—	—	19,153
Total Assets	$5,658,902	$1,291,003	($89,551)	$6,860,354
Liabilities and Shareholders' Equity				
Liabilities:				
Accounts payable and accrued expenses	$79,062	$—	$—	$79,062
Accrued compensation and benefits	144,664	—	—	144,664
Deferred revenue	155,081	—	—	155,081
Due to related parties	643,401	—	—	643,401
Profit sharing payable	710,873	—	—	710,873
Debt	1,361,044	—	—	1,361,044
Liabilities of consolidated variable interest entities	—	1,107,767	(49,732)	1,058,035
Other liabilities	115,586	625	—	116,211
Total Liabilities	3,209,711	1,108,392	(49,732)	4,268,371
Shareholders' Equity:				
Apollo Global Management, LLC shareholders' equity:				
Preferred shares	264,398	—	—	264,398
Additional paid in capital	1,627,767	—	—	1,627,767
Accumulated deficit	(560,616)	19,307	(19,304)	(560,613)
Accumulated other comprehensive income (loss)	(2,234)	(647)	820	(2,061)
Total Apollo Global Management, LLC shareholders' equity	1,329,315	18,660	(18,484)	1,329,491
Non-Controlling Interests in consolidated entities	7,120	163,951	(21,335)	149,736
Non-Controlling Interests in Apollo Operating Group	1,112,756	—	—	1,112,756
Total Shareholders' Equity	2,449,191	182,611	(39,819)	2,591,983
Total Liabilities and Shareholders' Equity	$5,658,902	$1,291,003	($89,551)	$6,860,354

(1) Represents amounts of the total combined segments.

27

Investment Records as of September 30, 2017

APOLLO

Drawdown

($ in millions)	Vintage Year[1]	Total AUM	Committed Capital	Total Invested Capital[1]	Realized Value[1]	Remaining Cost[1]	Unrealized Value[1]	Total Value[1]	As of September 30, 2017	
									Gross IRR[1]	Net IRR[1]
Private Equity:										
Fund IX	N/A	$24,729	$24,729	$—	$—	$—	$—	$—	—%	— %
Fund VIII	2013	22,318	18,377	12,023	2,342	10,411	15,248	17,590	29	19
Fund VII	2008	5,901	14,677	16,173	29,874	3,499	3,613	33,487	34	26
Fund VI	2006	3,551	10,136	12,457	18,356	3,151	2,933	21,289	12	10
Fund V	2001	309	3,742	5,192	12,697	138	52	12,749	61	44
Funds I, II, III, IV & MIA[3]	Various	15	7,320	8,753	17,400	—	1	17,401	39	26
Traditional Private Equity Funds[4]		*$56,823*	*$78,981*	*$54,598*	*$80,669*	*$17,199*	*$21,847*	*$102,516*	*39%*	*25 %*
ANRP II	2016	3,505	3,454	970	491	751	965	1,456	57	32
ANRP I	2012	1,197	1,323	1,095	596	752	910	1,506	12	8
AION	2013	726	826	407	189	265	287	476	11	(1)
Total Private Equity[9]		**$62,251**	**$84,584**	**$57,070**	**$81,945**	**$18,967**	**$24,009**	**$105,954**		
Credit:										
Credit Opportunity Funds										
COF III	2014	$3,186	$3,426	$4,769	$2,676	$2,258	$2,113	$4,789	—%	(1)%
COF I & II	2008	458	3,068	3,787	7,397	126	177	7,574	23	20
European Principal Finance Funds										
EPF III[5]	2017	4,214	4,272	194	—	194	199	199	NM[2]	NM[2]
EPF I & II[5]	Various	3,863	5,020	5,971	5,781	1,532	2,814	8,595	21	14
Structured Credit Funds										
FCI III	2017	1,912	1,906	118	12	96	115	127	NM[2]	NM[2]
FCI I & II	Various	3,573	2,114	3,498	1,926	2,501	2,604	4,530	14	10
SCRF III[12]	2015	1,002	1,238	1,840	1,604	540	560	2,164	18	14
SCRF I & II[12]	Various	—	222	707	885	—	—	885	27	21
Other Drawdown Funds & SIAs[6]	Various	7,126	9,498	8,959	8,617	2,673	2,532	11,149	9	7
Total Credit[10]		**$25,334**	**$30,764**	**$29,843**	**$28,898**	**$9,920**	**$11,114**	**$40,012**		
Real Assets:										
U.S. RE Fund II[7]	2016	$934	$863	$443	$154	$374	$454	$608	21%	19 %
U.S. RE Fund I[7]	2012	474	654	636	635	245	312	947	16	13
AGRE Debt Fund I[13]	2011	1,152	2,091	2,084	1,457	861	823	2,280	8	7
CPI Funds[8]	Various	597	5,011	2,578	2,621	268	84	2,705	15	11
Asia RE Fund	2017	586	588	175	2	173	185	187	NM[2]	NM[2]
Total Real Assets[11]		**$3,743**	**$9,207**	**$5,916**	**$4,869**	**$1,921**	**$1,858**	**$6,727**		

Note: The Drawdown funds included in the investment record table above have greater than $500 million of AUM and/or form part of a flagship series of funds. The SIAs included in the investment record table above have greater than $200 million of AUM and do not predominantly invest in other Apollo funds or SIAs. Footnotes to the above table appear on page 29.

28

Investment Records – Notes (1) Refer to the definitions of Vintage Year, Total Invested Capital, Realized Value, Remaining Cost, Unrealized Value, Total Value, Gross IRR and Net IRR in the non-GAAP financial information & definitions section of this presentation. (2) Returns have not been presented as the fund commenced investing capital less than 24 months prior to the period indicated and therefore such return information was deemed not meaningful. (3) The general partners and managers of Funds I, II and MIA, as well as the general partner of Fund III, were excluded assets in connection with the 2007 Reorganization. As a result, Apollo did not receive the economics associated with these entities. The investment performance of these funds, combined with Fund IV, is presented to illustrate fund performance associated with Apollo’s Managing Partners and other investment professionals. (4) Total IRR is calculated based on total cash flows for all funds presented. (5) Funds are denominated in Euros and historical figures are translated into U.S. dollars at an exchange rate of €1.00 to $1.18 as of September 30, 2017. (6) Amounts presented have been aggregated for (i) Drawdown funds with AUM greater than $500 million that do not form part of a flagship series of funds and (ii) SIAs with AUM greater than $200 million that do not predominantly invest in other Apollo funds or SIAs. Certain SIAs’ historical figures are denominated in Euros and translated into U.S. dollars at an exchange rate of €1.00 to $1.18 as of September 30, 2017. Additionally, certain SIAs totaling $1.8 billion of AUM have been excluded from Total Invested Capital, Realized Value, Remaining Cost, Unrealized Value and Total Value. These SIAs have an open ended life and a significant turnover in their portfolio assets due to the ability to recycle capital. These SIAs had $10.3 billion of Total Invested Capital through September 30, 2017. (7) U.S. RE Fund I and U.S. RE Fund II, closed-end private investment funds, had $158 million and $390 million of co-investment commitments raised as of September 30, 2017, respectively, which are included in the figures in the table. A co-invest entity within U.S. RE Fund I is denominated in GBP and translated into U.S. dollars at an exchange rate of £1.00 to $1.34 as of September 30, 2017. (8) As part of the acquisition of Citi Property Investors (“CPI”), Apollo acquired general partner interests in fully invested funds. CPI Funds refers to CPI Capital Partners North America, CPI Capital Partners Asia Pacific, CPI Capital Partners Europe and other CPI funds or individual investments of which Apollo is not the general partner or manager and only receives fees pursuant to either a sub-advisory agreement or an investment management and administrative agreement. For CPI Capital Partners North America, CPI Capital Partners Asia Pacific and CPI Capital Partners Europe, the gross and net IRRs are presented in the investment record table since acquisition on November 12, 2010. The aggregate net IRR for these funds from their inception to September 30, 2017 was (2)%. This net IRR was primarily achieved during a period in which Apollo did not make the initial investment decisions and Apollo only became the general partner or manager of these funds upon completing the acquisition on November 12, 2010. (9) Private equity co-investment vehicles, and funds with AUM less than $500 million have been excluded. These co-investment vehicles and funds had $8.2 billion of aggregate AUM as of September 30, 2017. (10) Certain credit funds and SIAs with AUM less than $500 million and $200 million, respectively, have been excluded. These funds and SIAs had $1.7 billion of aggregate AUM as of September 30, 2017. (11) Certain accounts owned by or related to Athene, certain co-investment vehicles and certain funds with AUM less than $500 million have been excluded. These accounts, co-investment vehicles and funds had $5.3 billion of aggregate AUM as of September 30, 2017. (12) Remaining cost for certain of our credit funds may include physical cash called, invested or reserved for certain levered investments. (13) The investor in this U.S. Dollar denominated fund has chosen to make contributions and receive distributions in the local currency of each underlying investment. As a result, Apollo has not entered into foreign currency hedges for this fund and the returns presented include the impact of foreign currency gains or losses. The investor’s gross and net IRR, before the impact of foreign currency gains or losses, from the fund’s inception to September 30, 2017 was 10% and 9%, respectively. 29

Investment Records as of September 30, 2017

APOLLO

Liquid/Performing

($ in millions)	Vintage Year	Total AUM	Net Returns 3Q'17	Net Returns YTD'17	Net Returns 3Q'16	Net Returns YTD'16	Net Returns FY'16
Credit:							
Hedge Funds[1]	Various	$6,617	1%	4%	3%	9%	11%
CLOs[2]	Various	11,937	1	3	3	7	9
SIAs / Other	Various	23,211	2	6	4	8	9
Total		**$41,765**					

Permanent Capital Vehicles

($ in millions)	IPO Year[4]	Total AUM	Total Returns[3] 3Q'17	Total Returns[3] YTD'17	Total Returns[3] 3Q'16	Total Returns[3] YTD'16	Total Returns[3] FY'16
Credit:							
MidCap[5]	N/A	$7,680	3%	9%	3%	7%	10%
AIF	2013	390	2	11	10	20	23
AFT	2011	431	1	1	9	18	24
AINV[6]	2004	4,435	(2)	12	7	22	26
Real Assets:							
ARI[7]	2009	4,035	—%	17%	5%	3%	8%
Total		**$16,971**					

Note: The above tables summarize the investment record for our Liquid/Performing and Permanent Capital Vehicles as defined in the non-GAAP financial information & definitions section of this presentation (excluding Athene Non-Sub-Advised, which refers to that portion of Athene's assets which are managed or advised by Apollo but not sub-advised by Apollo or invested in funds and or investment vehicles managed by Apollo, and AGER Non-Sub-Advised, which refers to that portion of AGER's assets which are managed or advised by Apollo but not sub-advised by Apollo or invested in funds and or investment vehicles managed by Apollo). All amounts are as of September 30, 2017, unless otherwise noted. Footnotes to the above tables appear on page 31.

30

Investment Records – Notes (1) Hedge funds primarily includes Apollo Credit Strategies Master Fund Ltd., Apollo Credit Master Fund Ltd. and Apollo Credit Short Opportunities Fund. (2) CLO returns are calculated based on gross return on invested assets, which excludes cash. Included within Total AUM of CLOs is $1.0 billion of AUM related to a standalone, self- managed asset management business established in connection with risk-retention rules, from which Apollo earns investment-related service fees, but for which Apollo does not provide management or advisory services. CLO returns exclude performance related to this AUM. (3) Total returns are based on the change in closing trading prices during the respective periods presented taking into account dividends and distributions, if any, as if they were reinvested without regard to commission. (4) An initial public offering (“IPO”) year represents the year in which the vehicle commenced trading on a national securities exchange. (5) MidCap is not a publicly traded vehicle and therefore IPO year is not applicable. The returns presented are a gross return based on NAV. The net returns based on NAV were 2%, 6%, 2%, 4% and 6% for 3Q'17, YTD’17, 3Q'16, YTD’16 and FY’16, respectively. Gross and net return are defined in the non-GAAP financial information and definitions section of this presentation. (6) All amounts are as of June 30, 2017 except for total returns. Refer to www.apolloic.com for the most recent financial information on AINV. The information contained on AINV’s website is not part of this presentation. Included within Total AUM of AINV is $1.7 billion of AUM related to a non-traded business development company from which Apollo earns investment-related service fees, but for which Apollo does not provide management or advisory services. Net returns exclude performance related to this AUM. (7) Amounts are as of June 30, 2017. Refer to www.apolloreit.com for the most recent financial information on ARI. The information contained on ARI’s website is not part of this presentation. 31

Non-GAAP Financial Information & Definitions Apollo discloses the following financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“Non-GAAP”): ▪ “Economic Income”, or “EI”, as well as “Economic Net Income”, or “ENI”, are key performance measures used by management in evaluating the performance of Apollo’s private equity, credit and real assets segments. Management uses these performance measures in making key operating decisions such as the following: • Decisions related to the allocation of resources such as staffing decisions including hiring and locations for deployment of the new hires; • Decisions related to capital deployment such as providing capital to facilitate growth for the business and/or to facilitate expansion into new businesses; and • Decisions related to expenses, such as determining annual discretionary bonuses and equity-based compensation awards to its employees. With respect to compensation, management seeks to align the interests of certain professionals and selected other individuals with those of the investors in the funds and those of Apollo’s shareholders by providing such individuals a profit sharing interest in the carried interest income earned in relation to the funds. To achieve that objective, a certain amount of compensation is based on Apollo’s performance and growth for the year. ▪ EI represents segment income (loss) before income tax provision excluding transaction-related charges arising from the 2007 private placement, and any acquisitions. Transaction-related charges includes equity-based compensation charges, the amortization of intangible assets, contingent consideration and certain other charges associated with acquisitions. In addition, segment data excludes non-cash revenue and expense related to equity awards granted by unconsolidated related parties to employees of the Company, compensation and administrative related expense reimbursements, as well as the assets, liabilities and operating results of the funds and VIEs that are included in the consolidated financial statements. ▪ ENI represents EI adjusted to reflect income tax provision on EI that has been calculated assuming that all income is allocated to Apollo Global Management, LLC, which would occur following an exchange of all AOG Units for Class A shares of Apollo Global Management, LLC. The economic assumptions and methodologies that impact the implied income tax provision are similar to those methodologies and certain assumptions used in calculating the income tax provision for Apollo’s consolidated statements of operations under U.S. GAAP. ENI is net of preferred distributions, if any, to Series A Preferred Shareholders. ▪ Fee Related Earnings, or “FRE”, is derived from our segment reported results and refers to a component of EI that is used as a supplemental performance measure to assess whether revenues that we believe are generally more stable and predictable in nature, primarily consisting of management fees, are sufficient to cover associated operating expenses and generate profits. FRE is the sum across all segments of (i) management fees, (ii) advisory and transaction fees, (iii) carried interest income earned from a publicly traded business development company we manage and (iv) other income, net, excluding gains (losses) arising from the reversal of a portion of the tax receivable agreement liability, less (y) salary, bonus and benefits, excluding equity-based compensation and (z) other associated operating expenses. ▪ “Distributable Earnings”, or “DE”, as well as “DE After Taxes and Related Payables” are derived from Apollo’s segment reported results, and are supplemental measures to assess performance and amount of earnings available for distribution to Class A shareholders, holders of RSUs that participate in distributions and holders of AOG Units. DE represents the amount of net realized earnings without the effects of the consolidation of any of the related funds. DE, which is a component of EI, is the sum across all segments of (i) total management fees and advisory and transaction fees, excluding monitoring fees received from Athene based on its capital and surplus (as defined in Apollo’s transaction advisory services agreement with Athene), (ii) other income (loss), excluding the gains (losses) arising from the reversal of a portion of the tax receivable agreement liability, (iii) realized carried interest income, and (iv) realized investment income, less (i) compensation expense, excluding the expense related to equity-based awards, (ii) realized profit sharing expense, and (iii) non-compensation expenses, excluding depreciation and amortization expense. DE After Taxes and Related Payables represents DE less estimated current corporate, local and non-U.S. taxes as well as the payable under Apollo’s tax receivable agreement. DE After Taxes and Related Payables is net of preferred distributions, if any, to Series A Preferred Shareholders. 32

Non-GAAP Financial Information & Definitions Cont’d ▪ “Assets Under Management”, or “AUM”, refers to the assets of the funds, partnerships and accounts to which we provide investment management, advisory, or certain other investment-related services, including, without limitation, capital that such funds, partnerships and accounts have the right to call from investors pursuant to capital commitments. Our AUM equals the sum of: i) the fair value of the investments of the private equity funds, partnerships and accounts we manage or advise plus the capital that such funds, partnerships and accounts are entitled to call from investors pursuant to capital commitments; ii) the net asset value, or “NAV,” of the credit funds, partnerships and accounts for which we provide investment management or advisory services, other than certain collateralized loan obligations (“CLOs”) and collateralized debt obligations (“CDOs”), which have a fee-generating basis other than the mark-to-market value of the underlying assets, plus used or available leverage and/or capital commitments; iii) the gross asset value or net asset value of the real assets funds, partnerships and accounts we manage, and the structured portfolio company investments of the funds, partnerships and accounts we manage or advise, which includes the leverage used by such structured portfolio company investments; iv) the incremental value associated with the reinsurance investments of the portfolio company assets we manage or advise; and v) the fair value of any other assets that we manage or advise for the funds, partnerships and accounts to which we provide investment management, advisory, or certain other investment-related services, plus unused credit facilities, including capital commitments to such funds, partnerships and accounts for investments that may require pre-qualification or other conditions before investment plus any other capital commitments to such funds, partnerships and accounts available for investment that are not otherwise included in the clauses above. Our AUM measure includes Assets Under Management for which we charge either nominal or zero fees. Our AUM measure also includes assets for which we do not have investment discretion, including certain assets for which we earn only investment-related service fees, rather than management or advisory fees. Our definition of AUM is not based on any definition of Assets Under Management contained in our operating agreement or in any of our Apollo fund management agreements. We consider multiple factors for determining what should be included in our definition of AUM. Such factors include but are not limited to (1) our ability to influence the investment decisions for existing and available assets; (2) our ability to generate income from the underlying assets in our funds; and (3) the AUM measures that we use internally or believe are used by other investment managers. Given the differences in the investment strategies and structures among other alternative investment managers, our calculation of AUM may differ from the calculations employed by other investment managers and, as a result, this measure may not be directly comparable to similar measures presented by other investment managers. Our calculation also differs from the manner in which our affiliates registered with the SEC report “Regulatory Assets Under Management” on Form ADV and Form PF in various ways. We use AUM, Capital Deployed and Dry Powder as performance measurements of our investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs. • “AUM with Future Management Fee Potential” refers to the committed uninvested capital portion of total AUM not currently earning management fees. The amount depends on the specific terms and conditions of each fund. • “Fee-Generating AUM” consists of assets of the funds, partnerships and accounts to which we provide investment management, advisory, or certain other investment-related services and on which we earn management fees, monitoring fees or other investment-related fees pursuant to management or other fee agreements on a basis that varies among the Apollo funds, partnerships and accounts. Management fees are normally based on “net asset value,” “gross assets,” “adjusted par asset value,” “adjusted cost of all unrealized portfolio investments,” “capital commitments,” “adjusted assets,” “stockholders’ equity,” “invested capital” or “capital contributions,” each as defined in the applicable management agreement. Monitoring fees, also referred to as advisory fees, with respect to the structured portfolio company investments of the funds, partnerships and accounts we manage or advise, are generally based on the total value of such structured portfolio company investments, which normally includes leverage, less any portion of such total value that is already considered in Fee-Generating AUM. ▪ “Carry-Eligible AUM” refers to the AUM that may eventually produce carried interest income. All funds for which we are entitled to receive a carried interest income allocation are included in Carry-Eligible AUM, which consists of the following: ▪ “Carry-Generating AUM”, which refers to invested capital of the funds, partnerships and accounts we manage, advise, or to which we provide certain other investment-related services, that is currently above its hurdle rate or preferred return, and profit of such funds, partnerships and accounts is being allocated to the general partner in accordance with the applicable limited partnership agreements or other governing agreements; ▪ “AUM Not Currently Generating Carry”, which refers to invested capital of the funds, partnerships and accounts we manage, advise, or to which we provide certain other investment-related services that is currently below its hurdle rate or preferred return; and ▪ “Uninvested Carry-Eligible AUM”, which refers to capital of the funds, partnerships and accounts we manage, advise, or to which we provide certain other investment-related services that is available for investment or reinvestment subject to the provisions of applicable limited partnership agreements or other governing agreements, which capital is not currently part of the NAV or fair value of investments that may eventually produce carried interest income allocable to the general partner. 33

Non-GAAP Financial Information & Definitions Cont’d ▪ “Advisory” refers to certain assets advised by Apollo Asset Management Europe PC LLP, a wholly-owned subsidiary of Apollo Asset Management Europe LLP (collectively, “AAME”). The AAME entities are subsidiaries of Apollo. Until AAME receives full authorization by the UK Financial Conduct Authority (“FCA”), references to AAME mean AAME and Apollo Management International LLP, an existing FCA authorized and regulated subsidiary of Apollo in the United Kingdom. ▪ “Capital deployed” or “Deployment” is the aggregate amount of capital that has been invested during a given period (which may, in certain cases, include leverage) by (i) our drawdown funds (ii) SIAs that have a defined maturity date and (iii) funds and SIAs in our real estate debt strategy. ▪ “Drawdown” refers to commitment-based funds and certain SIAs in which investors make a commitment to provide capital at the formation of such funds and SIAs and deliver capital when called as investment opportunities become available. It includes assets of Athene Holding Ltd. (“Athene Holding”) and its subsidiaries (collectively “Athene”) managed by Athene Asset Management, L.P. (“Athene Asset Management” or “AAM”) that are invested in commitment-based funds. ▪ “Distributable Earnings Shares Outstanding” or “DE Shares Outstanding” represents Non-GAAP Diluted Shares Outstanding and unvested RSUs that participate in distributions. Management uses this measure in determining DE per share, FRE per share, as well as DE After Taxes and Related Payables per share described below. ▪ “Dry Powder” represents the amount of capital available for investment or reinvestment subject to the provisions of the applicable limited partnership agreements or other governing agreements of the funds, partnerships and accounts we manage. Dry powder excludes uncalled commitments which can only be called for fund fees and expenses. ▪ Gross IRR of a private equity fund represents the cumulative investment-related cash flows (i) for a given investment for the fund or funds which made such investment, and (ii) for a given fund, in the relevant fund itself (and not any one investor in the fund), in each case, on the basis of the actual timing of investment inflows and outflows (for unrealized investments assuming disposition on September 30, 2017 or other date specified) aggregated on a gross basis quarterly, and the return is annualized and compounded before management fees, carried interest and certain other fund expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor.  ▪ Gross IRR of a credit fund represents the annualized return of a fund based on the actual timing of all cumulative fund cash flows before management fees, carried interest income allocated to the general partner and certain other fund expenses. Calculations may include certain investors that do not pay fees. The terminal value is the net asset value as of the reporting date. Non- U.S. dollar denominated (“USD”) fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor. ▪ Gross IRR of a real assets fund represents the cumulative investment-related cash flows in the fund itself (and not any one investor in the fund), on the basis of the actual timing of cash inflows and outflows (for unrealized investments assuming disposition on September 30, 2017 or other date specified) starting on the date that each investment closes, and the return is annualized and compounded before management fees, carried interest, and certain other fund expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors. Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor. ▪ Gross Return of a credit or real assets fund is the monthly or quarterly time-weighted return that is equal to the percentage change in the value of a fund’s portfolio, adjusted for all contributions and withdrawals (cash flows) before the effects of management fees, incentive fees allocated to the general partner, or other fees and expenses. Returns of Athene sub-advised portfolios and CLOs represent the gross returns on invested assets, which exclude cash. Returns over multiple periods are calculated by geometrically linking each period’s return over time. ▪ “Inflows” represents (i) at the individual segment level, subscriptions, commitments, and other increases in available capital, such as acquisitions or leverage, net of inter-segment transfers, and (ii) on an aggregate basis, the sum of inflows across the private equity, credit and real assets segments. ▪ “Liquid/Performing” includes CLOs and other performing credit vehicles, hedge fund style credit funds, structured credit funds and SIAs, as well as sub-advised managed accounts owned by or related to Athene. Certain commitment-based SIAs are included as the underlying assets are liquid. ▪ Net IRR of a private equity fund means the gross IRR applicable to a fund, including returns for related parties which may not pay fees or carried interest, net of management fees, certain fund expenses (including interest incurred or earned by the fund itself) and realized carried interest all offset to the extent of interest income, and measures returns at the fund level on amounts that, if distributed, would be paid to investors of the fund.  To the extent that a fund exceeds all requirements detailed within the applicable fund agreement, the estimated unrealized value is adjusted such that a percentage of up to 20.0% of the unrealized gain is allocated to the general partner of such fund, thereby reducing the balance attributable to fund investors. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. ▪ Net IRR of a credit fund represents the annualized return of a fund after management fees, carried interest income allocated to the general partner and certain other fund expenses, calculated on investors that pay such fees. The terminal value is the net asset value as of the reporting date. Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. 34

Non-GAAP Financial Information & Definitions Cont’d ▪ Net IRR of a real assets fund represents the cumulative cash flows in the fund (and not any one investor in the fund), on the basis of the actual timing of cash inflows received from and outflows paid to investors of the fund (assuming the ending net asset value as of September 30, 2017 or other date specified is paid to investors), excluding certain non-fee and non-carry bearing parties, and the return is annualized and compounded after management fees, carried interest, and certain other expenses (including interest incurred by the fund itself) and measures the returns to investors of the fund as a whole.  Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. ▪ Net Return of a credit or real assets fund represents the Gross Return after management fees, incentive fees allocated to the general partner, or other fees and expenses. Returns of Athene sub-advised portfolios and CLOs represent the gross or net returns on invested assets, which exclude cash. Returns over multiple periods are calculated by geometrically linking each period’s return over time. ▪ “Non-GAAP Diluted Shares Outstanding” is calculated using the GAAP outstanding Class A shares plus non-GAAP adjustments assuming (i) the exchange of all of the AOG Units for Class A shares and (ii) the settlement of the vested RSUs in the form of Class A shares during the period. Management uses this measure, taking into account the unvested RSUs that participate in distributions, in determining our Class A shares eligible for cash distributions. ▪ “Non-GAAP Weighted Average Diluted Shares Outstanding” is calculated using the GAAP weighted average outstanding Class A shares plus non-GAAP adjustments assuming (i) the exchange of all of the AOG Units for Class A shares and (ii) the settlement of the weighted average vested RSUs in the form of Class A shares during the period. Management uses this measure in determining EI and ENI per share. ▪ “Permanent Capital Vehicles” refers to (a) assets that are owned by or related to Athene or AGER, (b) assets that are owned by or related to MidCap FinCo Limited (“MidCap”) and managed by Apollo, (c) assets of publicly traded vehicles managed by Apollo such as Apollo Investment Corporation (“AINV”), Apollo Commercial Real Estate Finance, Inc. (“ARI”), Apollo Tactical Income Fund Inc. (“AIF”), and Apollo Senior Floating Rate Fund Inc. (“AFT”), in each case that do not have redemption provisions or a requirement to return capital to investors upon exiting the investments made with such capital, except as required by applicable law and (d) a non-traded business development company from which Apollo earns certain investment-related service fees. The investment management agreements of AINV, AIF and AFT have one year terms, are reviewed annually and remain in effect only if approved by the boards of directors of such companies or by the affirmative vote of the holders of a majority of the outstanding voting shares of such companies, including in either case, approval by a majority of the directors who are not “interested persons” as defined in the Investment Company Act of 1940. In addition, the investment management agreements of AINV, AIF and AFT may be terminated in certain circumstances upon 60 days’ written notice. The investment management agreement of ARI has a one year term and is reviewed annually by ARI’s board of directors and may be terminated under certain circumstances by an affirmative vote of at least two-thirds of ARI’s independent directors. The investment management or advisory arrangements between MidCap and Apollo and Athene and Apollo, may also be terminated under certain circumstances. ▪ Private Equity fund appreciation (depreciation) refers to gain (loss) and income for the traditional private equity funds (i.e., Funds I-VIII), ANRP I & II, Apollo Special Situations Fund, L.P. and AION Capital Partners Limited (“AION”) for the periods presented on a total return basis before giving effect to fees and expenses.  The performance percentage is determined by dividing (a) the change in the fair value of investments over the period presented, minus the change in invested capital over the period presented, plus the realized value for the period presented, by (b) the beginning unrealized value for the period presented plus the change in invested capital for the period presented. Returns over multiple periods are calculated by geometrically linking each period’s return over time; ▪ “Realized Value” refers to all cash investment proceeds received by the relevant Apollo fund, including interest and dividends, but does not give effect to management fees, expenses, incentive compensation or carried interest to be paid by such Apollo fund. ▪ “Remaining Cost” represents the initial investment of the fund in a portfolio investment, reduced for any return of capital distributed to date on such portfolio investment. ▪ “Total Invested Capital” refers to the aggregate cash invested by the relevant Apollo fund and includes capitalized costs relating to investment activities, if any, but does not give effect to cash pending investment or available for reserves. ▪ “Total Value” represents the sum of the total Realized Value and Unrealized Value of investments. ▪ Traditional Private Equity fund appreciation (depreciation) refers to gain (loss) and income for the traditional private equity funds (i.e., Funds I-VIII) for the periods presented on a total return basis before giving effect to fees and expenses.  The performance percentage is determined by dividing (a) the change in the fair value of investments over the period presented, minus the change in invested capital over the period presented, plus the realized value for the period presented, by (b) the beginning unrealized value for the period presented plus the change in invested capital for the period presented. Returns over multiple periods are calculated by geometrically linking each period’s return over time; ▪ “Unrealized MOIC” or “Unrealized Multiple of Invested Capital” is calculated as Unrealized Value divided by Remaining Cost; ▪ “Unrealized Value” refers to the fair value consistent with valuations determined in accordance with GAAP, for investments not yet realized and may include pay in kind, accrued interest and dividends receivable, if any.  In addition, amounts include committed and funded amounts for certain investments; and ▪ “Vintage Year” refers to the year in which a fund’s final capital raise occurred, or, for certain funds, the year in which a fund’s investment period commences as per its governing agreements. 35

Forward Looking Statements In this presentation, references to “Apollo,” “we,” “us,” “our” and the “Company” refer collectively to Apollo Global Management, LLC, together with its consolidated subsidiaries. This presentation may contain forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, discussions related to Apollo’s expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this presentation, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to our dependence on certain key personnel, our ability to raise new private equity, credit or real assets funds, market conditions, generally, our ability to manage our growth, fund performance, changes in our regulatory environment and tax status, the variability of our revenues, net income and cash flow, our use of leverage to finance our businesses and investments by our funds and litigation risks, among others. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in Apollo’s annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 13, 2017, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in other filings. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This presentation does not constitute an offer of any Apollo fund. 36